Exhibit 99.2

UNITED STATES DISTRICT COURT NORTHERN

DISTRICT OF ILLINOIS

EASTERN DIVISION

In re RTI Surgical Derivative Litigation	Master File No.: 1:20-CV-3347 (MFK) Judge: Hon. Matthew F. Kennelly Magistrate: Hon. Beth Jantz

STIPULATION OF SETTLEMENT

This Stipulation of Settlement, dated September 10, 2021 (“Stipulation” or “Settlement”), is made and entered into by and among the following parties, and by and through their respective counsel: (i) Niall Campbell and Dominick De Filippis, Co-Lead Plaintiffs in the shareholder derivative action captioned In re RTI Surgical Derivative Litigation, Master File No. 1: 20-cv-03347 (N.D. Ill.), on behalf of themselves and derivatively on behalf of RTI Surgical Holdings, Inc.,1 (the “Action”); (ii) David Summers, the plaintiff who filed the initial shareholder derivative complaint on behalf of the Company in the United States District Court for the Northern District of Illinois (the “Court”); (iii) John Schweigert, a purported stockholder who made a demand to inspect the Company’s books and records pursuant to 8 Del. C. § 220 (the “Books and Records Demand”) (Campbell, De Filippis, Summers, and Schweigert are collectively referred to as the “Stockholders”); (v) individual defendants Camille I. Farhat, Brian K. Hutchison, Jonathon M. Singer, Robert P. Jordheim, Johannes W. Louw, Peter F. Gearen, Thomas A. McEachin, Curtis M. Selquist, Mark D. Stolper, Christopher R. Sweeney, Paul G. Thomas, Nicholas J. Valeriani, and Shirley A. Weiss (the “Settling Defendants”); and (v) Nominal Defendant Surgalign (theStockholders, Settling Defendants, and the Company are collectively referred to as the “Settling Parties”). The Stipulation is intended by the Settling Parties to fully, finally, and forever resolve, discharge, and settle the Released Claims (as defined below in ¶ 1.14) upon Court approval and subject to the terms and conditions hereof.

[1]	In July 2020, the company sold a portion of its business and was renamed Surgalign Holdings, Inc. (hereinafter “Surgalign” or the “Company”).

I.	PROCEDURAL BACKGROUND

A. Derivative Action

On June 5, 2020, Plaintiff Summers filed a verified shareholder derivative complaint on behalf of the Company against the Settling Defendants in the Court, asserting claims for breach of fiduciary duties, unjust enrichment, waste of corporate assets, and violations of Sections 14(a), 10(b), and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) (the “Summers Action”).

On June 12, 2020, Plaintiff Niall Campbell filed a verified shareholder derivative action on behalf of the Company against the Settling Defendants in the Court, asserting claims for breach of fiduciary duties, unjust enrichment, waste of corporate assets, and violations of Sections 14(a), 10(b), and 20(a) of the Exchange Act (the “Campbell Action”).

On June 24, 2020, the parties to the Summers Action and Campbell Action filed a Joint Motion to Consolidate, to Excuse Response to Initial Complaint and to Appoint a Leadership Structure for Plaintiffs’ Counsel.

On July 7, 2020, Plaintiff De Filippis filed a verified shareholder derivative action on behalf of the Company against the Settling Defendants in the Court, asserting claims for breach of fiduciary duties, unjust enrichment, waste of corporate assets, insider trading, and violations of Sections 14(a) and 10(b) of the Exchange Act (the “De Filippis Action”).

On July 10, 2020, the Court held a telephonic status hearing in the Summers Action and ordered the consolidation of the Summers, Campbell, and De Filippis Actions and directed the parties to file a joint status report in the consolidated Action regarding next steps.

On July 31, 2020, the parties to the Action filed a joint status report regarding a schedule for filing a consolidated complaint and/or a temporary stay of the Action pending a decision on an anticipated motion to dismiss to be filed in the related securities class action lawsuit, Lowry v. RTI Surgical Holdings, Inc., et al., Case No. 1:20-cv-01939 (N.D. Ill.) (the “Securities Class Action”). The same day, Plaintiff De Filippis filed a motion to appoint Co-Lead Plaintiffs and Co-Lead Counsel in opposition to Plaintiff Summers’ and Campbell’s earlier motion.

After meeting and conferring, Plaintiffs agreed to the appointment of Campbell and De Filippis as Co-Lead Plaintiffs, The Brown Law Firm, P.C. and Glancy Prongay & Murray LLP as Co-Lead Counsel, and Wolf Haldenstein Adler Freeman & Herz LLC and Miller Law LLC as Co-Liaison Counsel for Plaintiffs in the Action. On August 25, 2020, the Court entered an Agreed Order Granting Motion to Appoint Lead Counsel.

On September 2, 2020, the parties to the Action filed a joint status report, requesting the Court to stay the Campbell and De Filippis Actions pending the final resolution of the Action. The same day, the parties to the Action filed an unopposed motion to stay the Action pending resolution of the motions to dismiss in the Securities Class Action, which the Court so-ordered on September 6, 2020 (the “Stay Order”). The Stay Order also provided that, if the Company produced documents in response to a books and records demand from another stockholder making similar allegations, the Company would produce the same documents to Co-Lead Plaintiffs within ten days of such production.

On April 1, 2021, the Court denied the motions to dismiss the amended complaint in the Securities Class Action.

On April 30, 2021, the parties to the Action submitted a joint status report informing the Court of their agreement to engage in a mediation and to stay the Action pending the mediation.

On June 1, 2021, Co-Lead Plaintiffs filed an Amended Consolidated Complaint, which, among other things, made new allegations based on allegations in the Consolidated Amended Class Action complaint filed on August 31, 2020 in the Securities Class Action, the April 1, 2021 order denying the motions to dismiss in the Securities Class Action, and the Section 220 Documents (defined below).

B. Books and Records Demand

On May 7, 2021, Stockholder Schweigert sent the Books and Records Demand to the Company. Following negotiations, on May 26, 2021, the Company made an initial compromise production in response to the Books and Record Demand (the “Section 220 Documents”). Stockholder Schweigert agreed to provisionally forgo seeking the remainder of the documents sought in the Books and Records Demand pending a review of the Section 220 Documents and the upcoming mediation. Pursuant to the Stay Order, the Section 220 Documents were also provided to Co-Lead Plaintiffs and Plaintiff Summers. The Section 220 Documents comprised nearly one thousand pages, and consisted of non-privileged Board and Audit Committee meeting minutes and materials from January 1, 2017 through July 20, 2020 relating to the allegations in the Securities Class Action, the internal audit committee investigation, the U.S. Securities and Exchange Commission (“SEC”) investigation, any other governmental investigations, the restatement, and/or any customer or whistleblower complaints concerning accelerated deliveries of the Company’s products.

C. Settlement Negotiations

On June 7, 2021, the Stockholders sent the Company and the Settling Defendants a joint written settlement demand to resolve the Action and the Books and Records Demand (the “Derivative Matters”). On June 30, 2021, the Settling Parties participated in a full-day mediation conference with mediator Michelle Yoshida (the “Mediator”). Although a settlement was not reached on that day, the Settling Parties and the Mediator continued negotiations thereafter, including exchanging various drafts of proposed corporate governance reforms, until they reached an agreement-in-principle to settle the Derivative Matters, at which time they signed a binding term sheet. The settlement terms involve the Company agreeing to adopt certain Corporate Governance Reforms set forth in ¶ 3 herein, subject to Court approval.

II.	CLAIMS OF THE STOCKHOLDERS AND BENEFITS OF SETTLEMENT

The Stockholders and Stockholders’ Counsel believe that the claims asserted in the Derivative Matters have merit. However, Stockholders and Stockholders’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Derivative Matters, including the Action, other shareholder derivative action(s), or other action(s) based on the Books and Records Demand, against the Settling Defendants through trial(s) and potential appeal(s). Stockholders and Stockholders’ Counsel also have considered the uncertain outcome and the risk of any litigation, especially in complex actions such as the Action, other shareholder derivative action(s), or other action(s) based on the Books and Records Demand, as well as the difficulties and delays inherent in such litigation. Stockholders and Stockholders’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Action, other shareholder derivative action(s), or other action(s) based on the Books and Records Demand. Based on their evaluation, Stockholders and Stockholders’ Counsel have determined that the Settlement set forth in this Stipulation is in the best interests of the Company and its stockholders.

III.	THE SETTLING DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Settling Defendants have denied and continue to deny each of the claims and contentions alleged by the Stockholders in the Derivative Matters. The Settling Defendants expressly have denied and continue to deny all allegations of wrongdoing by or liability against them or any of them arising out of, based upon, or related to, any of the conduct, statements, acts or omissions alleged, or that could have been alleged in the Derivative Matters. Without limiting the foregoing, the Settling Defendants have denied and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to the Company or its stockholders, or that the Stockholders, the Company, or its stockholders suffered any damage or were harmed as a result of any conduct alleged in the Derivative Matters or otherwise. The Settling Defendants have further asserted and continue to assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of the Company and its stockholders.

Nonetheless, the Settling Defendants also have taken into account the expense, uncertainty, and risks inherent in any litigation, especially in complex cases like the Actions, other shareholder derivative action(s), or other action(s) based on the Books and Records Demand, and that the proposed Settlement would, among other things: (a) bring to an end the expenses, burdens, and uncertainties associated with the continued litigation of the claims asserted in the Derivative Matters; (b) put to rest those claims and the underlying Derivative Matters; and (c) confer benefits upon them, including further avoidance of disruption of their duties due to the pendency and defense of the Derivative Matters. Therefore, the Settling Defendants have determined that it is desirable and beneficial that the Derivative Matters, and all of the Settling Parties’ disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Pursuant to the terms set forth below, this Stipulation (including all of the Exhibits hereto) shall in no event be construed as or deemed to be evidence of an admission or concession by the Settling Defendants with respect to any claim of fault, liability, wrongdoing, or damage whatsoever.

IV.	BOARD APPROVAL OF THE SETTLEMENT

The Surgalign Board of Directors, advised by independent counsel, reviewed the proposed Settlement, and, in an exercise of its independent business judgment, will issue a resolution that the Settlement and its terms provide a substantial benefit to, and are in the best interests of, the Company and its stockholders. A copy of the Board’s resolution will be provided to Stockholders’ counsel.

V.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Stockholders (for themselves and derivatively on behalf of the Company), by and through their respective attorneys of record, and the Settling Defendants and Surgalign, by and through their respective attorneys of record, that in exchange for the consideration set forth below, the Derivative Matters and Released Claims shall be fully, finally and forever compromised, settled, discharged, relinquished and released, and the Actions shall be dismissed with prejudice as to the Settling Defendants, upon and subject to the terms and conditions of this Stipulation, as follows:

1. Definitions

As used in this Stipulation, the following terms have the meanings specified below:

1.1 “Action” means the consolidated proceedings entitled In re RTI Surgical Derivative Litigation, Master File No. 1: 20-cv-03347, pending in the Court.

1.2 “Approval Date” means the date on which the Court enters the Judgment.

1.3 “Books and Records Demand” means the demand submitted by Stockholder Schweigert for inspection of corporate books and records to the Company pursuant to 8 Del. C. § 220.

1.4 “Corporate Governance Reforms” means the reforms and changes to the Company’s charters, bylaws, policies or procedures described in ¶ 3 below.

1.5 “Court” means the U.S. District Court for the Northern District of Illinois.

1.6 “Defendants’ Counsel” means any counsel that has appeared of record or rendered legal services to any of the Settling Defendants in connection with any of the Actions.

1.7 “Derivative Matters” means the Action and the Books and Records Demand.

1.8 “District Court Approval Order” means the Order Approving Derivative Settlement and Order of Dismissal with Prejudice, substantially in the form attached as Exhibit B hereto.

1.9 “Effective Date” means the first date by which all of the events and conditions specified in ¶ 7.1 of this Stipulation have been met and have occurred.

1.10 “Final,” with respect to the Judgment, means the time when the Judgment has not been reversed, vacated, or modified in any way and is no longer subject to appellate review, either because of disposition on appeal and the conclusion of the appellate process or because of passage, without action, of time for seeking appellate review. More specifically, it is that situation when: (1) either no appeal has been filed and the time has passed for any notice of appeal to be timely filed in the Action; or (2) an appeal has been filed and the court(s) of appeal has/have either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed and the appellate court mandate(s) has/have issued; or (3) a higher court has granted further appellate review and that court has either affirmed the underlying Judgment or affirmed the court of appeal’s decision affirming the Judgment or dismissing the appeal. However, any appeal or proceeding seeking subsequent review pertaining solely to an order issued with respect to attorneys’ fees, costs, or expenses shall not in any way delay or preclude the Judgment from becoming Final.

1.11 “Judgment” means a judgment, substantially in the form and substance attached as Exhibit C hereto, rendered by the Court in the Action upon its final approval of the Settlement.

1.12 “Person” or “Persons” means an individual, corporation, limited liability company, professional corporation, limited liability partnership, partnership, limited partnership, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any other business or legal entity, and each of their spouses, heirs, predecessors, successors, representatives, or assignees.

1.13 “Related Parties” means: (i) as to the Company, each and every one of its past or present directors, officers, managers, employees, partners, agents, representatives, attorneys (including the Company’s counsel), accountants, advisors, administrators, auditors, banks, insurers, co-insurers, re-insurers, fiduciaries, consultants, experts, successors, subsidiaries, predecessors, affiliates, divisions, joint ventures, assigns, assignees, general or limited partners or partnerships, limited liability companies, any entity in which Surgalign has a controlling interest, and all officers, directors and employees of the Company’s current and former subsidiaries; and (ii) as to the Settling Defendants, for each of them (1) each spouse, immediate family member, heir, executor, estate, beneficiary, administrator, agent, attorney, accountant, auditor, bank, insurer, co-insurer, re-insurer, advisor, consultant, expert, or affiliate of any of them, (2) any trust in respect of which any Settling Defendant, or any spouse or family member thereof serves as a settlor, beneficiary or trustee, and (3) any entity in which a Settling Defendant, or any spouse or immediate family member thereof, holds a controlling interest or for which a Settling Defendant has served as an employee, director, officer, managing director, advisor, general partner, limited partner, or member and any collective investment vehicle which is advised or managed by any of them.

1.14 “Released Claims” means all claims, demands, rights, liabilities and claims of every nature and description whatsoever, known or Unknown Claims (as set forth in ¶ 1.24), whether arising under federal, state, common or foreign law brought by Stockholders, the Company, or any other Company stockholder: (i) that were asserted in any of the complaints in the Action, the Summers, Campbell, or De Filippis Actions, or the Books and Records Demand, or (ii) that could have been asserted in any of the complaints in the Action, the Summers, Campbell, or De Filippis Actions, the Books and Records Demand, or by any other Company stockholder against any of the Settling Defendants in any forum, and that arise out of, or are based upon, the allegations, transactions, facts, matters or occurrences, representations or omissions, or circumstances set forth, or referred to in any of the complaints in the Action, the Summers, Campbell, or De Filippis Actions, or the Books and Records Demand.

1.15 “Released Persons” means the Settling Defendants, the Company, and their respective Related Parties.

1.16 “Settlement” means the terms and conditions contained in this Stipulation.

1.17 “Settling Defendants” means individual defendants Camille I. Farhat, Brian K. Hutchison, Jonathon M. Singer, Robert P. Jordheim, Johannes W. Louw, Peter F. Gearen, Thomas A. McEachin, Curtis M. Selquist, Mark D. Stolper, Christopher R. Sweeney, Paul G. Thomas, Nicholas J. Valeriani, and Shirley A. Weiss.

1.18 “Settling Parties” means, collectively, each of the Stockholders, the Settling Defendants, and the Company.

1.19 “Stipulation” means this Stipulation of Settlement dated September 10, 2021 and its Exhibits.

1.20 “Stockholders” means, collectively, Co-Lead Plaintiffs Niall Campbell and Dominick DeFilippis, Plaintiff David Summers, and Company Stockholder John Schweigert (“Stockholder” means any of the Stockholders).

1.21 “Stockholders’ Counsel” means Glancy Prongay & Murray LLP, The Brown Law Firm, P.C., Kahn Swick & Foti, LLC, and The Rosen Law Firm, P.A.

1.22 “Surgalign” or the “Company” means Surgalign Holdings Inc., as well as its predecessors, successors, partners, joint ventures, subsidiaries, affiliates, divisions, and assigns and for the avoidance of doubt, RTI Surgical Holdings, Inc.

1.23 “Surgalign’s Counsel” means any counsel that has appeared of record or rendered legal services to the Company in connection with any of the Derivative Matters.

1.24 “Unknown Claims” means any and all Released Claims that any Stockholder, the Company, or any Company stockholder does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Persons, including claims which, if known by him, her, or it, might have affected his, her, or its settlement with, and release of the Released Persons, or might have affected his, her, or its decision not to object to this Settlement. With respect to all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, Stockholders, the Company, and its stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights and benefits of California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Further, with respect to any and all claims released pursuant to ¶ 5 below, the Settling Parties stipulate and agree that, upon the Effective Date, each of the Released Persons shall expressly waive, and by operation of the Judgment shall have expressly waived, any and all provisions, rights, and benefits conferred by any law of any jurisdiction or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code § 1542. Stockholders, the Company, and each Company stockholder may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different facts or additional facts. The Settling Parties acknowledge, and the Company stockholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part.

2. Consideration

2.1 Within thirty (30) days of entry of an order finally approving the Settlement by the Court, Surgalign’s Board shall adopt resolutions and amend committee Charters, By-Laws, and/or other corporate governance policies to ensure adherence to the following Corporate Governance Reforms, which shall remain in effect for no less than five (5) years from the date of adoption. In the event any Corporate Governance Reform listed below conflicts with any law, rule, or regulation (including, but not limited to, regulations of any stock exchange on which the Company’s securities are listed), the Company shall not be required to implement or maintain such modification. If any of the modifications or practices requires stockholder approval, then the implementation of such modifications or practices will remain subject to receipt of such approval.

2.2 Surgalign acknowledges and agrees that the Corporate Governance Reforms set forth in ¶ 3 confer a substantial benefit upon Surgalign and its stockholders. Surgalign also acknowledges that the commencement, prosecution, and settlement of the Derivative Matters were material and substantial factors for the Board’s decision to adopt, implement, and maintain the Corporate Governance Reforms set forth in ¶ 3 below.

3. The Corporate Governance Reforms

3.1 Composition of the Board of Directors. The Company’s Corporate Governance Guidelines shall be amended to specifically provide that no director may sit on the boards of more than four (4) other publicly-traded corporations.

3.2 Board Evaluation of Independence of Officers and Directors. The Company shall require its officers and directors to annually complete and sign questionnaires. The Company’s management shall review the questionnaires, and the Board shall determine the independence of each director in conjunction with the Nominating and Governance Committee, which is responsible to assist management in preparing the annual Proxy disclosures on director independence.

3.3 Lead Independent Director. The Company shall amend its Corporate Governance Guidelines to enact a formal policy providing for the appointment of a Lead Independent Director if the Chairperson of the Board is also a member of the management of the Company or the Chairperson is not otherwise considered independent under NASDAQ rules. The following duties shall be assigned to the Lead Independent Director, including but not limited to:

(a) Working directly with the Board Chairman to ensure the preparation of meeting agendas, materials and schedules, and seeking input from the directors, as deemed appropriate, as to the preparation of the agendas for Board and committee meetings;

(b) Assessing and advising the Board as to the quality, quantity, and timeliness of the information provided to the Board by Company management to assist the Board in performing its oversight duties. This may be done in connection with periodic Board evaluations;

(c) Developing the agenda for, and moderating executive sessions of, the Board, and acting as principal liaison between the Board and management on critical issues where the Chairman would otherwise be conflicted;

(d) Making recommendations to the Chairperson of the Board as needed concerning the retention and supervision of outside consultants retained by the full Board;

(e) Acting as liaison between the independent directors and the Chairperson of the Board and management, and regularly consulting with the chairpersons of the Audit Committee, Nominating and Governance Committee and the Compensation Committee; and

(f) Conducting board evaluations with the Chairman and the Chairs of the Compensation and Governance Committees.

3.4 Board Diversity. Surgalign shall add the following language to the Corporate Governance Guidelines:

The Company when electing new (non-incumbent) directors shall consider underrepresented populations when seeking candidates for nomination to the Board, including consideration of at least one (1) member of an underrepresented group, in each pool of new candidates considered for nomination to the Board, thereby ensuring that members of underrepresented populations are considered for nomination to the Board with appropriate consistency.

The Company shall adopt the definition of “underrepresented group” in proposed NASDAQ Rule 5605.

Surgalign shall annually provide a graphic representation in the Company’s proxy statement of current Board-level diversity and, to the extent unachieved, Board-level diversity goals.

3.5 Meetings in Executive Sessions. The Company’s Corporate Governance Guidelines shall be revised to state that the Chairman or the Independent Directors shall have the power to call for reporting from any business unit at the executive sessions of Board meetings, including, without limitation, from audit and compliance segments.

3.6 Director Continuing Education. The Company shall revise its Corporate Governance Guidelines to include annual director education on topics selected by the Board and an orientation for all new directors, for which the Company would pay all related costs.

The director education program can be overseen by the Nominating and Governance Committee in conjunction with, or performed by, the General Counsel, the Board, and/or the Compliance Operations Attorney.

3.7 Establishment of a Disclosure Committee. The Company shall formally adopt a charter for a management-level Disclosure Committee as set forth in Exhibit 1 attached hereto providing, among other things, that:

Purpose

The purpose of the Disclosure Committee (the “Committee”) is to assist Surgalign Holdings, Inc. (the “Company”) and the Company’s chief executive officer (the “CEO”) and chief financial officer (the “CFO”) in establishing, maintaining, reviewing and evaluating controls and other procedures designed to ensure that information required to be disclosed by the Company in its publicly-filed reports (including, without limitation, reports required to be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is recorded, processed, summarized and reported within the time period(s) specified in applicable rules and forms, and that the Company’s public disclosures are materially accurate and complete and otherwise comply with or exceed applicable disclosure requirements in all material respects.

Committee Membership

The members of the Committee shall be designated by the CEO from time to time, but at no time shall the Committee have fewer than three members. Initially, the members of the Committee shall include, if applicable, the Company’s CEO, CFO, Chief Accounting Officer, General Counsel, and such other officers or employees of the Company as the CEO deems appropriate, taking into account, among other things, such person’s expertise and responsibility for, and involvement in, the business operations of the Company and the collection, processing and disclosure of information in the Company’s publicly-filed reports. The members of the Committee shall serve on the Committee until such time as the CEO shall determine.

Meeting Requirements

The Committee shall meet at least four times annually, prior to the preparation and filing of the Company’s annual and quarterly financial statements, and additional meetings shall be scheduled as appropriate to allow the Committee to fulfill its duties and responsibilities, taking into account the Company’s current and periodic reporting obligations. In addition, the Committee shall convene meetings at the request of either the CEO or CFO. The CEO shall appoint a chair who shall be responsible for scheduling meetings and setting the agenda for such meetings.

Committee Authority, Responsibilities and Duties

The Committee shall have, without limitation, the following duties and responsibilities:

(a) To help ensure that information that is or potentially could be material (taking into account applicable standards of materiality) or that otherwise is or potentially could be required to be disclosed by the Company is promptly communicated to the Committee for its review;

(b) To gather and review information communicated to the Committee and to determine, in its good faith business judgment, whether such information is material or is otherwise required to be disclosed by the Company;

(c) To help determine, in its good faith business judgment, the nature and timing of any disclosure requirements the Company may have with respect to such information and, if disclosure is required, to assist in its preparation, review and timely filing or release;

(d) To oversee the preparation of the Company’s periodic reports, including the preparation of a schedule for each periodic report;

(e) To review and approve the Company’s Forms 10-K, Forms 10-Q, registration statements, and proxy statements in advance of Board approval;

(f) To review and approve, as deemed necessary by the CFO or GC Forms 8-K, quarterly earnings press releases, correspondence to shareholders, and presentations to analysts and investors, and other information material to the Company’s shareholders;

(g) To provide advice and counsel to the CEO and CFO on disclosure matters; and

(h) To perform such other duties, tasks and responsibilities relevant to the purpose of the Committee as may from time to time be requested by the CEO or the CFO or as may be required or advisable in light of applicable laws, regulations or listing requirements.

Reports and Records

The Committee shall have such access to the Company’s books, records, facilities and personnel as are necessary or appropriate in order to perform its duties.

The Committee shall report to the CEO and CFO, and to such other members of senior management of the Company as the CEO or CFO may, from time to time, designate.

A designee of the Disclosure Committee shall report periodically, but at least quarterly to the Company’s Audit Committee and at least annually to the Company’s full Board of Directors.

The Committee shall maintain such records of its proceedings as are appropriate in light of applicable laws, rules and regulations.

3.8 Revisions to Audit Committee Charter. The Audit Committee Charter shall be revised and amended as shown in Exhibit 2 attached hereto.

3.9 Adoption of Corporate Compliance and Ethics Guidelines. The Company shall adopt the Corporate Compliance And Ethics Guidelines as shown in Exhibit 3 attached hereto.

3.10 Compliance with COSO Guidelines. As a result of the Derivative Matters, the Company has retained an outside consultant to assist in the process of bringing the Company into compliance with the 2013 COSO framework, including risk management.

3.11 Employee Compliance Training. The Company shall supplement the Code of Conduct to formalize the Company’s compliance training policies as follows:

(a) All Company employees have to sign the Company’s Code of Conduct annually;

(b) All Senior Financial Professionals have to sign a Code of Conduct annually;

(c) Training will be annually administered by the compliance operations attorneys or other third-party consultants; and

(d) Training shall be tailored to individual roles and functions and may include reserves policy; SOX for internal controls owners; ethics for Executive and Finance teams; anonymous reporting; maintenance of sufficient capture; and the use and storage of information used to evaluate financial reporting controls.

The General Counsel shall maintain records of the completion of such training.

3.12 Insider Trading Policy. The Company shall amend its Insider Trading Policy as shown in Exhibit 4 attached hereto.

3.13 Recoupment Policy. The Company shall adopt a separate “Recoupment Policy” as shown in Exhibit 5 attached hereto.

3.14 Whistleblower Policy. The Company shall formally adopt the Whistleblower Policy as shown in Exhibit 6 attached hereto.

4. Settlement Procedures

4.1 Co-Lead Plaintiffs shall submit the Stipulation together with its Exhibits to the Court and shall move for entry of an order substantially in the form of Exhibit A hereto (the “Preliminary Approval Order”), requesting, among other things, the preliminary approval of the Settlement set forth in the Stipulation, and approval for the filing and publication of the Settlement Notice, substantially in the Forms attached hereto as Exhibits A-1 the Notice of Proposed Derivative Settlement (“Long-Form Notice”), and A-2 the Summary Notice of Proposed Derivative Settlement (“Short-Form Notice”; the Long-Form Notice and Short-Form Notice collectively, the “Settlement Notice”), which shall include the general terms of the Settlement set forth in the Stipulation and the date of the Settlement Hearing as described below.

4.2 Within ten (10) business days following the Court’s entry of the Preliminary Approval Order, Surgalign shall publish the Short-Form Notice one time in the Investor’s Business Daily and cause the Stipulation together with the Exhibits annexed thereto and Long-Form Notice to be filed with the SEC via a Current Report on Form 8-K or other appropriate filing. The SEC filing will be accessible via a link on the “Investor Relations” page of Surgalign the address of which shall be contained in the Settlement Notice, and which link shall be maintained through the date of the Settlement Hearing. The Company shall be solely responsible for paying the costs and expenses related to providing reasonable notice of the Settlement, in the form noted above or ordered by the Court.

4.3 Co-Lead Plaintiffs will also request that the Court hold a hearing in the Action (the “Settlement Hearing”) to consider and determine whether the District Court Approval Order and the Judgment, substantially in the Forms of Exhibits B and C hereto, should be entered: (a) approving the terms of the Settlement as fair, reasonable and adequate; and (b) dismissing with prejudice the Actions against the Settling Defendants and Surgalign.

4.4 Pending the Effective Date, none of the Settling Parties shall: (i) prosecute or pursue the Action or the Books and Records Demand, or (ii) file, prosecute, or pursue any other actions, proceedings, or demands relating to the Action, the Books and Records Demand, or the Settlement.

5. Releases

5.1 Upon the Effective Date, as defined in ¶ 7.1, the Stockholders (acting on their own behalf and derivatively on behalf of Surgalign and its stockholders), all other stockholders of Surgalign, and Surgalign, for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, and discharged and dismissed with prejudice each and every one of the Released Claims against the Released Persons.

5.2 Upon the Effective Date, as defined in ¶ 7.1, the Stockholders (acting on their own behalf and derivatively on behalf of Surgalign and its stockholders), all other stockholders of Surgalign, and Surgalign, for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, shall be forever barred and enjoined from commencing, instituting or prosecuting any of the Released Claims against any of the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

5.3 Upon the Effective Date, as defined in ¶ 7.1, each of the Released Persons, for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, and discharged each and all of the Stockholders and Stockholders’ Counsel and all current Surgalign stockholders (solely in their capacity as Surgalign stockholders) from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Derivative Matters or the Released Claims.

5.4 Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

6.	Stockholders’ Counsel’s Separately Negotiated Attorneys’ Fees and Expenses

6.1 After negotiating the principal terms of the Settlement, Stockholders’ Counsel and Surgalign, acting by and through Surgalign’s Counsel, with the assistance of the Mediator, have begun separate negotiations regarding the attorneys’ fees and expenses to be paid to Stockholders’ Counsel by Surgalign’s insurers (the “Fee and Expense Amount”). If the Parties, with the assistance of the Mediator, agree upon a Fee and Expense Amount, it must be approved by Surgalign’s Board prior to submission to the Court. If the Parties are unable to agree upon a Fee and Expense Amount, the issue shall be submitted to the Court for its determination.

6.2 If the Parties have agreed upon a Fee and Expense Amount within such time, the Fee and Expense Amount shall be placed by Surgalign’s insurers in the escrow account for Stockholders’ Counsel (“Escrow Account”) within twenty-five (25) days of the date the Court enters the Preliminary Approval Order, and otherwise shall be placed in the Escrow Account within fifteen (15) days of the date the Court enters an order determining the Fee and Expense Amount. The Fee and Expense Amount shall only be released from the Escrow Account following entry by the Court of the final order approving the Settlement and determining the Fee and Expense Amount. The Fee and Expense Amount shall be subject to Stockholders’ Counsel’s refunding or repaying to Surgalign’s insurers within thirty (30) days of the Court or any appellate court entering an order reversing or reducing the Fee and Expense Amount.

6.3 Under no circumstances shall Surgalign or any insurer of it or any of the Settling Defendants be obligated to make the payment of all or any portion of the Fee and Expense Amount other than as set forth in this section. Neither Surgalign, the Settling Defendants, nor their insurers shall have any responsibility or liability with respect to the allocation of the Fee and Expense Amount or for any other obligation, responsibility, or liability to make any other payment in connection with the Settlement or the Derivative Matters

6.4 Stockholders’ Counsel may apply to the Court for service awards for certain Stockholders (“Service Awards”) to be paid solely from, and out of, the Fee and Expense Amount. Surgalign and the Settling Defendants agree not to oppose any application to the Court for the Service Awards.

7.	Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination

7.1 The Effective Date shall be conditioned on the occurrence of all of the following events:

(a) the Surgalign Board has approved the Settlement and each of its terms;

(b) the Court has entered the District Court Approval Order, substantially in the form of Exhibit B attached hereto; and the Court has entered the Judgment, substantially in the form of Exhibit C attached hereto; and

(c) the Judgment has become Final.

7.2 If any of the conditions specified in ¶ 7.1 are not met, then the Stipulation shall be canceled and terminated subject to the provisions of ¶ 7.4, unless counsel for the Settling Parties mutually agree in writing to proceed with an alternative or modified Stipulation and submit it for Court approval.

7.3 The Settling Parties shall each have the right to terminate the Settlement and this Stipulation, by providing written notice of their election to do so (“Termination Notice”) to the other parties to this Stipulation within thirty (30) days of: (a) the Court’s final refusal to enter the District Court Approval Order in any material respect; (b) the Court’s final refusal to enter the Judgment in any material respect as to the Settlement; or (c) the date upon which the Judgment is modified or reversed in any material respect by the U.S. Court of Appeals for the Seventh Circuit or the U.S. Supreme Court. The provisions of ¶ 7.4 below shall apply to any termination under this paragraph. However, any decision or proceeding, whether in this Court or any appellate court, with respect to an application for attorneys’ fees or payment of litigation expenses shall not affect the finality of any Judgment and shall not be grounds for termination of the Settlement.

7.4 Upon final approval of this Settlement by the Court, this Action will be dismissed with prejudice as provided for in the Final Order and Judgment.

7.5 If for any reason this Stipulation is terminated, or cancelled, or otherwise fails to become effective for any reason:

(a) The Settling Parties, Released Persons and Related Parties shall be restored to their respective positions that existed immediately prior to the date of execution of the Settlement Term Sheet dated August 9, 2021;

(b) All negotiations, proceedings, documents prepared and statements made in connection with this Stipulation shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition and shall not be used in any manner for any purpose (other than to enforce the terms remaining in effect) in any subsequent proceeding in the Derivative Matters or in any other action or proceeding; and

(c) The terms and provisions of the Stipulation, with the exception of Stockholders’ Counsel’s repayment obligation of ¶ 6.2, shall have no further force and effect with respect to the Settling Parties and shall not be used in the Derivative Matters or in any other proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

7.6 No order of the Court or modification or reversal on appeal of any order of the Court concerning the amount of attorneys’ fees, costs, and expenses awarded by the Court to Stockholders’ Counsel shall constitute grounds for cancellation or termination of the Stipulation, affect the enforceability of the Stipulation, or delay or preclude the Judgment from becoming Final.

8.	Miscellaneous Provisions

8.1 The Settling Parties: (a) acknowledge that it is their intent to consummate the terms and conditions of this Stipulation; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

8.2 The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between the Stockholders, Surgalign, and Surgalign’s stockholders, on the one hand, and the Released Persons, on the other hand, arising out of, based upon, or related to, the Released Claims. The Settlement compromises claims that are contested and shall not be deemed an admission by any Settling Party or Released Person as to the merits of any claim, allegation, or defense. The District Court Approval Order shall contain a finding that during the course of the litigation, the parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure and all other similar laws relating to the institution, prosecution, defense, or settlement of the Derivative Matters. No party or Related Party shall assert any claims for violation of Rule 11 of the Federal Rules of Civil Procedure or any similar laws relating to the institution, prosecution, defense, or settlement of the Derivative Matters. The Settling Parties agree that the Released Claims are being settled voluntarily after consultation with the experienced Mediator and legal counsel who were fully competent to assess the strengths and weaknesses of their respective clients’ claims or defenses.

8.3 The Settling Parties agree that any disputes between or amongst the parties related to the Settlement or any of its terms shall be presented to and be mediated, and, if necessary, finally decided and resolved (with the exception of the Fee and Expense Amount) by the Mediator on the terms and subject to the processes and procedures set forth by the Mediator.

8.4 Pending the Effective Date, the Settling Parties agree not to initiate any proceedings concerning the Released Claims other than those incident to the Settlement itself; provided, however, that Surgalign and the Settling Defendants may seek to prevent or stay any other action or claims brought seeking to assert any Released Claims.

8.5 Neither the Stipulation, including any Exhibits attached hereto, nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way as a concession, admission or evidence of the validity of any Released Claims, or of any fault, wrongdoing, or liability of the Released Persons or Surgalign; or (b) is or may be deemed to be or may be used as a presumption, admission, or evidence of, any liability, fault, or omission of any of the Released Persons or Surgalign in any civil, criminal, administrative, or other proceeding in any court, administrative agency, tribunal, or other forum. Neither this Stipulation nor the Settlement shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file or use the Stipulation, the District Court Approval Order and/or the Judgment, in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, standing, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

8.6 All designations and agreements made and orders entered during the course of the Action or the Books and Records Demand relating to the confidentiality of documents or information shall survive this Settlement.

8.7 All Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

8.8 This Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

8.9 This Stipulation and the Exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties, or inducements have been made to any Settling Party concerning the Stipulation and/or any of its Exhibits, other than the representations, warranties, and covenants contained and memorialized in such documents. The Stipulation supersedes and replaces any prior or contemporaneous writing, statement, or understanding pertaining to the Derivative Matters and no parole or other evidence may be offered to explain, construe, contradict, or clarify its terms, the intent of the Settling Parties or their counsel, or the circumstances under which the Stipulation was made or executed. It is understood by the Settling Parties that, except for matters expressly represented herein, the facts or law with respect to which this Stipulation is entered into may turn out to be other than or different from the facts now known to each party or believed by such party to be true; each party therefore expressly assumes the risk of facts or law turning out to be different, and agrees that this Stipulation shall be in all respects effective and not subject to termination by reason of any such different facts or law.

8.10 Except as otherwise provided herein, including with respect to any agreed-to or Court-ordered Fee and Expense Amount, all parties, including all Settling Defendants, their counsel, Surgalign and its counsel, and Stockholders and Stockholders’ Counsel, shall bear their own fees, costs, and expenses.

8.11 Counsel for the Settling Parties are expressly authorized by their respective clients to take all appropriate actions required or permitted to be taken pursuant to the Stipulation to effectuate its terms and conditions.

8.12 Stockholders represent and warrant they have not assigned or transferred, or attempted to assign or transfer, to any Person any Released Claim or any portion thereof or interest therein.

8.13 Each counsel or other Person executing this Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such Person has the full authority to do so.

8.14 Any failure by any party to this Stipulation to insist upon the strict performance by any other party of any of the provisions of the Stipulation shall not be deemed a waiver of any of the provisions, and such party, notwithstanding such failure, shall have the right thereafter to insist upon strict performance of all provisions of the Stipulation to be performed by such other party.

8.15 The Stipulation and Exhibits may be executed in one or more counterparts. A faxed or PDF signature shall be deemed an original signature for purposes of this Stipulation. All executed counterparts including facsimile and/or PDF counterparts shall be deemed to be one and the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.

8.16 This Stipulation shall be binding upon, and inure to the benefit of, the Settling Parties and the Released Persons and their respective successors, assigns, heirs, spouses, marital communities, executors, administrators, trustees in bankruptcy, and legal representatives.

8.17 Without affecting the finality of the Judgment, entered in accordance with this Stipulation, the Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, the District Court Approval Order, and the Judgment, and the Settling Parties and their respective counsel hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation, the District Court Approval Order, and the Judgment, and for matters arising out of, concerning, or relating thereto.

8.18 This Stipulation shall survive any Change of Control of the Company, regardless of the effect a change in control will otherwise have on the litigation, including on the Corporate Governance Reforms provided for herein, to the extent they remain applicable following a Change of Control. For purposes of this Paragraph, “Change of Control” means the sale of all or substantially all the assets of the Company; any merger, consolidation or acquisition of the Company with, by or into another corporation, entity or person; or any change in the ownership of more than fifty percent (50%) of the voting capital stock of the Company in one or more related transactions.

8.19 This Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of Delaware, and the rights and obligations of the Settling Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal substantive laws of the State of Delaware without giving effect to Delaware’s choice-of-law principles.

8.20 The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

8.21 Nothing in this Stipulation, or the negotiations relating thereto, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, or work product protection.

8.22 Without further order of the Court, the parties may agree to reasonable extensions of time to carry out any of the provisions in this Stipulation.

IN WITNESS THEREOF, the Settling Parties have caused the Stipulation to be executed, by themselves and/or by their duly authorized attorneys, dated September 10, 2021.

By: /s/ Matthew M. Houston

Matthew M. Houston

Benjamin I. Sachs-Michaels*

Glancy Prongay & Murray LLP

712 Fifth Avenue, 31 Floor

New York, NY 10019

(212) 935-7400

Email: bsachsmichaels@glancylaw.com

Email: mhouston@glancylaw.com

By: /s/ Timothy Brown

Timothy Brown*

The Brown Law Firm, P.C.

767 Third Avenue

Suite 2501

New York, NY 10017

(516) 922-5427

Email: tbrown@thebrownlawfirm.net

Co-Lead Counsel for Plaintiffs

By: /s/ Martin G. Durkin

Martin G. Durkin

Holland & Knight LLP

150 N. Riverside Plaza

Suite 2700

Chicago, IL 60606

(312) 578-6574

Email: martin.durkin@hklaw.com

Louise McAlpin*

Stephen Warren*

Allison Kernisky*

Holland & Knight, LLP

701 Brickell Avenue

Suite 3300

Miami, FL 33131

(305) 374-8500

Email: louise.mcalpin@hklaw.com

Email: stephen.warren@hklaw.com

Email: allison.kernisky@hklaw.com

By: /s/ Carl V. Malmstrom

Carl V. Malmstrom

Wolf Haldenstein Adler Freeman & Herz LLC

111 W. Jackson St.

Suite 1700

Chicago, IL 60604

(312) 984-0000

Email: malmstrom@whafh.com

By: /s/ Marvin A. Miller

Andrew Szot

Marvin A. Miller

Miller Law LLC

115 South LaSalle Street

Suite 2910

Chicago, IL 60603

(312) 332-3400

Email: Aszot@millerlawll.com

Email: Mmiller@millerlawllc.com

Co-Liaison Counsel for Plaintiffs

By: /s/ Phillip Kim

Phillip Kim*

Erica Stone

The Rosen Law Firm, P.A.

275 Madison Avenue

40th Floor

New York, NY 10016

(212) 686-1060

Email: pkim@rosenlegal.com

Email: estone@rosenlegal.com

Attorneys for Plaintiff David Summers

By: /s/ James W. Ducayet

James W. Ducayet

Sidley Austin LLP (Chicago)

One South Dearborn Street

Chicago, IL 60603

(312) 853-7000

Email: jducayet@sidley.com

Attorneys for Defendants Camille I. Farhat, Jonathon Singer, Peter F. Gearen, Thomas A. McEachin, Curtis M. Selquist, Mark D. Stolper, Christopher R. Sweeney, Paul G. Thomas, Nicholas J. Valeriani, and Shirley A. Weis

By: /s/ Yan Grinblat

Yan Grinblat

DLA Piper LLP (US)

444 W Lake St.

Suite 900

Chicago, IL 60606

(312) 368-2183

Email: yan.grinblat@dlapiper.com

Deborah Meshulam*

DLA Piper LLP (US)

500 8th Street NW

Washington, DC

20004

(202) 799-4511

Email: deborah.meshulam@dlapiper.com

Keara M. Gordon*

DLA Piper LLP (US)

27th Floor

1251 Avenue of the Americas

New York, NY 10020-1104

(212) 335-4632

Email: keara.gordon@dlapiper.com

Attorneys for Defendant Robert P. Jordheim

*Admitted pro hac vice

Attorneys for Defendant RTI Surgical Holdings, Inc.

By: /s/ Russell Koonin

Russell Koonin*

Adam Schwartz*

Homer Bonner Jacobs Ortiz, P.A.

1200 Four Seasons Tower

1441 Brickell Avenue

Miami, FL 33131

(305) 350-5100

Email: rkoonin@homerbonner.com

Email: aschwartz@homerbonner.com

Vivek Jayaram

Elizabeth Ann Austermuehle

Jayaram Law Group, Ltd.

125 South Clark Street

Suite 1175

Chicago, IL 60603

(312) 212-8676

Email: vivek@jayaramlaw.com

Email: liz@jayaramlaw.com

Attorneys for Defendant Johannes W. Louw

By: /s/ Stephen J. Crimmins

Stephen J. Crimmins

James K. Goldfarb

Murphy & McGonigle, P.C.

1185 Avenue of the Americas

Floor 21

New York, NY 10036

(212) 880-3999

Email: scrimmins@mmlawus.com Email: james.goldfarb@mmlawus.com

Alan M. Wolper

Ulmer & Berne, LLP

500 W Madison St

Suite 3600

Chicago, IL 60661-4587

(312) 658-6500

Email: awolper@ulmer.com

Attorneys for Defendant Brian K. Hutchison

By:/s/ Melinda A. Nicholson
Melinda A. Nicholson Nicolas Kravitz
Kahn Swick & Foti, LLC 1100 Poydras Street, Suite 3200 New Orleans, LA 70163
(504) 455-1400
Email: melinda.nicholson@ksfcounsel.com
Email: nicolas.kravitz@ksfcounsel.com

Attorneys for Stockholder John Schweigert

Exhibit A

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

In re RTI Surgical Derivative Litigation	Master File No.: 1:20-CV-3347 (MFK)

Judge: Hon. Matthew F. Kennelly
Magistrate: Hon. Beth Jantz

EX. A - ORDER FOR PRELIMINARY APPROVAL

WHEREAS, a consolidated derivative action is pending in this Court entitled In re RTI Surgical Derivative Litigation, Master File No. 1: 20-cv-03347 (N.D. Ill.) (the “Action”);

WHEREAS, Co-Lead Plaintiffs have moved, pursuant to Federal Rule of Civil Procedure 23.1    for an order: (i) preliminarily approving the settlement of the Derivative Matters, in accordance with a Stipulation of Settlement, dated September 10, 2021 (the “Stipulation” or “Settlement”), which, together with the Exhibits annexed thereto, set forth the terms and conditions for a proposed Settlement and dismissal of the Actions with prejudice; and (ii) approving the dissemination of the Notice of Proposed Derivative Settlement and Summary Notice of Proposed Derivative Settlement;

WHEREAS, all capitalized terms contained herein shall have the meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein); and

WHEREAS, this Court, having considered the Stipulation and the Exhibits annexed thereto and having heard the arguments of the Settling Parties at the preliminary approval hearing;

NOW, THEREFORE, IT IS HEREBY ORDERED:

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1. This Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing described below, the Stipulation and the Settlement set forth therein, including the terms and conditions for settlement and dismissal with prejudice of the Actions.

2. A hearing (the “Settlement Hearing”) shall be held before this Court on January 24, 2022, at 8:45 a.m., at 219 South Dearborn Street, Courtroom: 2103, Chicago, IL 60604, to determine whether the Settlement of the Derivative Matters on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate to Surgalign Holdings, Inc. (“Surgalign” or the “Company”) and its stockholders and should be approved by the Court; whether the District Court Approval Order and a Judgment as provided in ¶ 1.8 and ¶ 1.11 of the Stipulation should be entered herein; whether to award attorneys’ fees and expenses to Plaintiffs’ Counsel and Service Awards to each of the Stockholders; and to consider any other matters that may properly be brought before the Court in connection with the Settlement.

3. The Court approves, as to form and content, the Notice of Proposed Derivative Settlement annexed as Exhibit A-1 hereto (the “Long-Form Notice”) and the Summary Notice of Proposed Derivative Settlement annexed as Exhibit A-2 hereto (the “Summary Notice”), and finds that the publication of the Long-Form Notice, Summary Notice and Stipulation, substantially in the manner and form set forth in this Order, meeting the requirements of Federal Rule of Civil Procedure 23.1 and due process, is the best notice practicable under the circumstances, and shall constitute due and sufficient notice to all Persons entitled thereto.

4. Not later than ten (10) business days following entry of this Order, Surgalign shall: (a) cause a copy of the Long-Form Notice, substantially in the form annexed as Exhibit A-1 hereto, and the Stipulation together with the Exhibits annexed thereto to be filed with the U.S. Securities and Exchange Commission (“SEC”) along with an SEC Form 8-K or other appropriate filing; (b)

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create a link to the SEC filing on the Company’s “Investor Relations” page of https://ir.surgalign.com the address of which shall be contained in the Long-Form Notice and Summary Notice, and which link shall be maintained through the date of the Settlement Hearing; and (c) cause a copy of the Summary Notice, substantially in the form annexed as Exhibit A-2 hereto, to be published once in Investor’s Business Daily.

5. All costs incurred in the filing, publishing, and posting of the Long-Form Notice and the Summary Notice shall be paid by Surgalign or its insurers, and Surgalign shall undertake all administrative responsibility for such filing, publication, and posting.

6. Not later than thirty-five (35) days before the Settlement Hearing, Surgalign’s Counsel shall serve on Co-Lead Plaintiffs’ Counsel and file with the Court proof, by affidavit or declaration, that it has complied with ¶ 4 above.

7. All Surgalign stockholders of record as of the Approval Date shall be bound by all orders, determinations, and judgments of the Court in the Actions concerning the Settlement, whether favorable or unfavorable to Surgalign stockholders.

8. Pending final determination by the Court of whether the Settlement should be approved, this Court preliminarily bars and enjoins Co-Lead Plaintiffs, all other stockholders, and the Company, on behalf of themselves, from commencing, instituting, filing, intervening in, participating in (as a nominal defendant or otherwise), receiving any benefit from, or prosecuting any of the Released Claims against any of the Released Persons. All proceedings and discovery in the Actions shall be stayed except as otherwise provided for in the Stipulation, and no party to the Actions or any Surgalign stockholder shall file or prosecute any action or proceeding in any court or tribunal relating to the Settlement or asserting any of the Released Claims against the Released Persons.

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9. All papers in support of the Settlement and any separately negotiated attorneys’ fees and expenses and Service Awards shall be filed with the Court and served at least twenty- eight (28) calendar days before the Settlement Hearing and any reply briefs shall be filed with the Court at least seven (7) calendar days before the Settlement Hearing.

10. Any current Surgalign stockholder may appear and show cause, if he, she, or it has any reason why the terms of the Settlement of the Derivative Matters, including any negotiated amount of attorneys’ fees and expenses and Service Awards, should not be approved as fair, reasonable and adequate, or why the District Court Approval Order and Judgment should not be entered thereon, provided, however, that, unless otherwise ordered by the Court, no current Surgalign stockholder shall be heard or entitled to contest the approval of all or any of the terms and conditions of the Settlement, or, if approved, the District Court Approval Order and the Judgment to be entered thereon approving the same, unless that Person has, at least twenty-one (21) calendar days before the Settlement Hearing, filed with the Clerk of the Court appropriate proof of Surgalign stock ownership, along with written objections, including the basis therefore, and copies of any papers and brief in support thereof. All written objections and supporting papers must be submitted to the Court either by mailing them to:

Clerk of the Court

United States District Court

Northern District Of Illinois

Everett McKinley Dirksen United States Courthouse

219 South Dearborn Street

Chicago, IL 60604

Or by filing them in person at any location of the United States District Court for the Northern District of Illinois to the extent the Court is open for in-person filings.

All written objections must also be mailed to:

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Co-Lead Counsel for Plaintiffs:

Matthew M. Houston

Benjamin I. Sachs-Michaels

Glancy Prongay & Murray LLP

712 Fifth Avenue, 31 Floor

New York, NY 10019

(212) 935-7400

Or

Timothy Brown

The Brown Law Firm, P.C.

767 Third Avenue, Suite 2501

New York, NY 10017

(516) 922-5427

And

Counsel for Stockholder John Schweigert:

Melinda A. Nicholson

Kahn Swick & Foti, LLC

1100 Poydras Street, Suite 3200

New Orleans, LA 70163

(504) 455-1400

And

Surgalign’s Counsel:

James W. Ducayet

Sidley Austin LLP

One South Dearborn

Chicago, Illinois 60603

(312) 853-7621

Or

Counsel for Defendants Camille I. Farhat, Jonathon Singer, Peter F. Gearen, Thomas A. McEachin, Curtis M. Selquist, Mark D. Stolper, Christopher R. Sweeney, Paul G. Thomas, Nicholas J. Valeriani, and Shirley A. Weis:

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Martin G. Durkin

Holland & Knight LLP

150 N. Riverside Plaza

Suite 2700

Chicago, IL 60606

(312) 853-7000

Louise McAlpin

Stephen P. Warren

Allison Kernisky

Holland & Knight LLP

701 Brickell Avenue

Suite 3300

Miami, FL 33131

(305) 374-8500

Any current Surgalign stockholder who does not make an objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement as incorporated in the Stipulation and to the award of attorneys’ fees and expenses to Stockholders’ Counsel and the Service Awards, unless otherwise ordered by the Court, but shall otherwise be bound by the District Court Approval Order and the Judgment to be entered and the releases to be given.

11. Any attorney hired by a stockholder for the purpose of objecting to the Settlement must file a notice of appearance with the Clerk of the Court no later than twenty-one (21) calendar days before the Settlement Hearing.

12. Co-Lead Plaintiffs’ Counsel and Defendants’ Counsel are directed to promptly furnish each other with copies of any and all objections that are served upon them or otherwise come into their possession.

13. Neither the Stipulation nor the Settlement, including the Exhibits attached thereto, nor any act performed or documented executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way as a concession, admission, or evidence of the validity of any Released Claims or any

6

fault, wrongdoing, or liability of the Released Persons or Surgalign; or (b) is or may be deemed to be or may be used as a presumption, admission, or evidence of any liability, fault or omission of any of the Released Persons or Surgalign in any civil, criminal, or administrative or other proceeding in any court, administrative agency, tribunal or other forum. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement, shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file or use the Stipulation, the District Court Approval Order and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, judgment bar, or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

14. The Court reserves the right to change the date or time of, or platform used for (i.e., in person, telephonically, or via video), the Settlement Hearing or to modify any other dates set forth herein without further notice to Surgalign stockholders, and retains exclusive jurisdiction to consider all further applications arising out of or connected with the Settlement. The Court may approve the Settlement, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to Surgalign stockholders. Any Surgalign stockholder (or his, her or its counsel) who wishes to appear at the Settlement Hearing should consult the Court’s calendar and/or the Surgalign’s “Investor Relations” page of https://ir.surgalign.com for any change in date or time of, or platform used for, the Settlement Hearing.

IT IS SO ORDERED.

DATED: 09/30/2021
HONORABLE MATTHEW F. KENNELLY UNITED STATES DISTRICT JUDGE

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Exhibit A-1

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

In re RTI Surgical Derivative Litigation	Master File No.: 1:20-CV-3347 (MFK)

Judge: Hon. Matthew F. Kennelly
Magistrate: Hon. Beth Jantz

EX. A-1 - NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF SURGALIGN HOLDINGS, INC. (“SURGALIGN” OR THE “COMPANY”)[1] AS OF SEPTEMBER 10, 2021 (THE “RECORD DATE”)

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED CONSOLIDATED DERIVATIVE ACTION (THE “ACTION”) AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD SURGALIGN COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of this stockholder derivative litigation. This Notice is provided by Order of the United States District Court for the Northern District of Illinois (the “Court”). It is not an expression of any opinion by the Court with respect to the truth of the allegations in the litigation or merits of the claims or defenses asserted by or against any party. It is solely to notify you of the terms of the proposed

[1]	Surgalign was previously known as RTI Surgical Holdings, Inc.

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Settlement, and your rights related thereto. The terms of the proposed Settlement are set forth in a written Stipulation of Settlement dated September 10, 2021 (“Stipulation”).2 A link to the Form 8- K filed with the U.S. Securities and Exchange Commission (“SEC”) containing the text of the Stipulation together with the Exhibits annexed thereto may be found on Surgalign’s website at the Investor Relations page at https://ir.surgalign.com.

I.	WHY THE COMPANY HAS ISSUED THIS NOTICE

Your rights may be affected by the settlement of the action styled In re RTI Surgical Derivative Litigation, Master File No: 1:20-CV-3347 (MFK) (the “Action” or “Derivative Action”) and a related demand to inspect the Company’s books and records pursuant to 8 Del. C. §220 (the “Books and Records Demand,” and, together with the Action, the “Derivative Matters”). Co-Lead Plaintiffs Niall Campbell and Dominick De Filippis (“Co-Lead Plaintiffs”) (on behalf of themselves and derivatively on behalf of Surgalign); David Summers, the plaintiff who filed the initial shareholder derivative complaint on behalf of the Company in this Court; and John Schweigert, a purported stockholder who made the Books and Records Demand; (Campbell, De Filippis, Summers, and Schweigert are collectively referred to as the “Stockholders”); individual defendants Camille I. Farhat, Brian K. Hutchison, Jonathon M. Singer, Robert P. Jordheim, Johannes W. Louw, Peter F. Gearen, Thomas A. McEachin, Curtis M. Selquist, Mark D. Stolper, Christopher R. Sweeney, Paul G. Thomas, Nicholas J. Valeriani, and Shirley A. Weiss (the “Settling Defendants”); and Nominal Party Surgalign (Stockholders, Settling Defendants, and Surgalign, are collectively, the “Settling Parties”) have agreed upon terms to settle the above- referenced litigation and have signed the Stipulation setting forth those settlement terms.

[2]	Capitalized terms not otherwise defined shall have the same meanings as set forth in the Stipulation.

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On January 24, 2022, at 8:45 a.m., the Court will hold a hearing (the “Settlement Hearing”) in the Action. The purpose of the Settlement Hearing is to determine: (i) whether the Settlement is fair, reasonable, and adequate and should be finally approved; (ii) whether any negotiated attorneys’ fees and expense award to Stockholders’ Counsel is fair, reasonable and adequate or, if the Settling Parties have not agreed to any such award, the appropriate amount for an attorneys’ fees and expense award to Stockholders’ Counsel; (iii) whether service awards to each of the Stockholders to be paid out of any attorneys’ fees and expense award should be approved; (iv) whether a final judgment should be entered and the Actions dismissed with prejudice pursuant to the Stipulation; and (v) such other matters as may be necessary and proper under the circumstances.

II.	SURGALIGN DERIVATIVE LITIGATION

A.	Derivative Action

On June 5, 2020, Plaintiff Summers filed a verified shareholder derivative complaint on behalf of the Company against the Settling Defendants in the Court, asserting claims for breach of fiduciary duties, unjust enrichment, waste of corporate assets, and violations of Sections 14(a), 10(b), and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) (the “Summers Action”).

On June 12, 2020, Plaintiff Niall Campbell filed a verified shareholder derivative action on behalf of the Company against the Settling Defendants in the Court, asserting claims for breach of fiduciary duties, unjust enrichment, waste of corporate assets, and violations of Sections 14(a), 10(b), and 20(a) of the Exchange Act (the “Campbell Action”).

On June 24, 2020, the parties to the Summers Action and Campbell Action filed a Joint Motion to Consolidate, to Excuse Response to Initial Complaint and to Appoint a Leadership Structure for Plaintiffs’ Counsel.

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On July 7, 2020, Plaintiff De Filippis filed a verified shareholder derivative action on behalf of the Company against the Settling Defendants in the Court, asserting claims for breach of fiduciary duties, unjust enrichment, waste of corporate assets, insider trading, and violations of Sections 14(a) and 10(b) of the Exchange Act (the “De Filippis Action”).

On July 10, 2020, the Court held a telephonic status hearing in the Summers Action and ordered the consolidation of the Summers, Campbell, and De Filippis Actions and directed the parties to file a joint status report in the consolidated Action regarding next steps.

On July 31, 2020, the parties to the Action filed a joint status report regarding a schedule for filing a consolidated complaint and/or a temporary stay of the Action pending a decision on an anticipated motion to dismiss to be filed in the related securities class action lawsuit, Lowry v. RTI Surgical Holdings, Inc., et al., Case No. 1:20-cv-01939 (N.D. Ill.) (the “Securities Class Action”). The same day, Plaintiff De Filippis filed a motion to appoint Co-Lead Plaintiffs and Co-Lead Counsel in opposition to Plaintiff Summers’ and Campbell’s earlier motion.

After meeting and conferring, Plaintiffs agreed to the appointment of Campbell and De Filippis as Co-Lead Plaintiffs, The Brown Law Firm, P.C. and Glancy Prongay & Murray LLP as Co-Lead Counsel, and Wolf Haldenstein Adler Freeman & Herz LLC and Miller Law LLC as Co-Liaison Counsel for Plaintiffs in the Action. On August 25, 2020, the Court entered an Agreed Order Granting Motion to Appoint Lead Counsel.

On September 2, 2020, the parties to the Action filed a joint status report, requesting the Court to stay the Campbell and De Filippis Actions pending the final resolution of the Action. The same day, the parties to the Action filed an unopposed motion to stay the Action pending resolution of the motions to dismiss in the Securities Class Action, which the Court so-ordered on September 6, 2020 (the “Stay Order”). The Stay Order also provided that, if the Company produced documents in response to a books and records demand from another stockholder making similar allegations, the Company would produce the same documents to Co-Lead Plaintiffs within ten days of such production.

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On April 1, 2021, the Court denied the motions to dismiss the amended complaint in the Securities Class Action.

On April 30, 2021, the parties to the Action submitted a joint status report informing the Court of their agreement to engage in a mediation and to stay the Action pending the mediation.

On June 1, 2021, Co-Lead Plaintiffs filed an Amended Consolidated Complaint, which, among other things, made new allegations based on allegations in the Consolidated Amended Class Action complaint filed on August 31, 2020 in the Securities Class Action, the April 1, 2021 order denying the motions to dismiss in the Securities Class Action, and the Section 220 Documents (defined below).

B.	Books And Records Demand

On May 7, 2021, Stockholder Schweigert sent the Books and Records Demand to the Company. Following negotiations, on May 26, 2021, the Company made an initial compromise production in response to the Books and Records Demand (the “Section 220 Documents”). Stockholder Schweigert agreed to provisionally forgo seeking the remainder of the documents sought in the Books and Records Demand pending a review of the Section 220 Documents and the upcoming mediation. Pursuant to the Stay Order, the Section 220 Documents were also provided to Co-Lead Plaintiffs and Plaintiff Summers. The Section 220 Documents comprised nearly 1,000 pages, and consisted of non-privileged Board and Audit Committee meeting minutes and materials from January 1, 2017 through July 20, 2020 relating to the allegations in the Securities Class Action complaint, the internal audit committee investigation, the SEC investigation, any other governmental investigations, the restatement, and/or any customer or whistleblower complaints concerning accelerated deliveries of the Company’s products.

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C.	Settlement Negotiations

On June 7, 2021, the Stockholders sent the Company and the Settling Defendants a joint written settlement demand to resolve the Derivative Matters. On June 30, 2021, the Settling Parties participated in a full-day mediation conference with mediator Michelle Yoshida (the “Mediator”). Although a settlement was not reached on that day, the Settling Parties and the Mediator continued negotiations thereafter, including exchanging various drafts of proposed corporate governance reforms, until they reached an agreement-in-principle to settle the Derivative Matters, at which time they signed a binding term sheet. The settlement terms involve the Company agreeing to adopt certain Corporate Governance Reforms, subject to Court approval.

III.	TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT

The principal terms, conditions, and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which, together with the Exhibits annexed thereto, has been filed with the Court and is available at a link on Surgalign’s website at the Investor Relations page at https://ir.surgalign.com.

In connection with the Settlement of the Derivative Matters, Surgalign’s Board of Directors shall adopt and maintain the corporate governance measures described below within thirty (30) days after the Court’s final approval of the proposed Settlement. The Corporate Governance Reforms shall remain in effect for not fewer than five (5) years from that date and shall not be altered without a Court order. In the event any Corporate Governance Reform listed below conflicts with any law, rule, or regulation (including, but not limited to, regulations of any stock exchange on which the Company’s securities are listed), the Company shall not be required to implement or maintain such modification. If any of the modifications or practices requires stockholder approval, then the implementation of such modifications or practices will remain subject to receipt of such approval.

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Surgalign acknowledges and agrees that the corporate governance policies set forth below, confer substantial benefit upon Surgalign and its stockholders. Surgalign also acknowledges that the commencement, prosecution, and settlement of the Derivative Matters were material and substantial factors for the Board’s decision to adopt, implement, and maintain the corporate governance policies set forth below.

IV.	CORPORATE GOVERNANCE POLICIES

a) Composition of the Board of Directors. The Company’s Corporate Governance Guidelines shall be amended to specifically provide that no director may sit on the boards of more than four (4) other publicly-traded corporations.

b) Board Evaluation of Independence of Officers and Directors. The Company shall require its officers and directors to annually complete and sign questionnaires. The Company’s management shall review the questionnaires, and the Board shall determine the independence of each director in conjunction with the Nominating and Governance Committee, which is responsible to assist management in preparing the annual Proxy disclosures on director independence.

c) Lead Independent Director. The Company shall amend its Corporate Governance Guidelines to enact a formal policy providing for the appointment of a Lead Independent Director if the Chairperson of the Board is also a member of the management of the Company or the Chairperson is not otherwise considered independent under NASDAQ rules. The following duties shall be assigned to the Lead Independent Director, including but not limited to:

Working directly with the Board Chairman to ensure the preparation of meeting agendas, materials and schedules, and seeking input from the directors, as deemed appropriate, as to the preparation of the agendas for Board and committee meetings;

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Assessing and advising the Board as to the quality, quantity, and timeliness of the information provided to the Board by Company management to assist the Board in performing its oversight duties. This may be done in connection with periodic Board evaluations;

Developing the agenda for, and moderating executive sessions of, the Board, and acting as principal liaison between the Board and management on critical issues where the Chairman would otherwise be conflicted;

Making recommendations to the Chairperson of the Board as needed concerning the retention and supervision of outside consultants retained by the full Board;

Acting as liaison between the independent directors and the Chairperson of the Board and management, and regularly consulting with the chairpersons of the Audit Committee, Nominating and Governance Committee and the Compensation Committee; and

Conducting board evaluations with the Chairman and the Chairs of the Compensation and Governance Committees.

d) Board Diversity. Surgalign shall add the following language to the Corporate Governance Guidelines:

The Company when electing new (non-incumbent) directors shall consider underrepresented populations when seeking candidates for nomination to the Board, including consideration of at least one (1) member of an underrepresented group, in each pool of new candidates considered for nomination to the Board, thereby ensuring that members of underrepresented populations are considered for nomination to the Board with appropriate consistency.

The Company shall adopt the definition of “underrepresented group” in proposed NASDAQ Rule 5605.

Surgalign shall annually provide a graphic representation in the Company’s proxy statement of current Board-level diversity and, to the extent unachieved, Board-level diversity goals.

e) Meetings in Executive Sessions. The Company’s Corporate Governance Guidelines shall be revised to state that the Chairman or the Independent Directors shall have the power to call for reporting from any business unit at the executive sessions of Board meetings, including, without limitation, from audit and compliance segments.

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f) Director Continuing Education. The Company shall revise its Corporate Governance Guidelines to include annual director education on topics selected by the Board and an orientation for all new directors, for which the Company would pay all related costs.

The director education program can be overseen by the Nominating and Governance Committee in conjunction with, or performed by, the General Counsel, the Board, and/or the Compliance Operations Attorney.

g) Establishment of a Disclosure Committee. The Company shall formally adopt a charter for a management-level Disclosure Committee as set forth in Exhibit 1 attached hereto providing, among other things, that:

Purpose

The purpose of the Disclosure Committee (the “Committee”) is to assist Surgalign Holdings, Inc. (the “Company”) and the Company’s chief executive officer (the “CEO”) and chief financial officer (the “CFO”) in establishing, maintaining, reviewing and evaluating controls and other procedures designed to ensure that information required to be disclosed by the Company in its publicly-filed reports (including, without limitation, reports required to be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is recorded, processed, summarized and reported within the time period(s) specified in applicable rules and forms, and that the Company’s public disclosures are materially accurate and complete and otherwise comply with or exceed applicable disclosure requirements in all material respects.

Committee Membership

The members of the Committee shall be designated by the CEO from time to time, but at no time shall the Committee have fewer than three members. Initially, the members of the Committee shall include, if applicable, the Company’s CEO, CFO, Chief Accounting Officer, General Counsel, and such other officers or employees of the Company as the CEO deems appropriate, taking into account, among other things, such person’s expertise and responsibility for, and involvement in, the business operations of the Company and the collection, processing and disclosure of information in the Company’s publicly-filed reports. The members of the Committee shall serve on the Committee until such time as the CEO shall determine.

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Meeting Requirements

The Committee shall meet at least four times annually, prior to the preparation and filing of the Company’s annual and quarterly financial statements, and additional meetings shall be scheduled as appropriate to allow the Committee to fulfill its duties and responsibilities, taking into account the Company’s current and periodic reporting obligations. In addition, the Committee shall convene meetings at the request of either the CEO or CFO. The CEO shall appoint a chair who shall be responsible for scheduling meetings and setting the agenda for such meetings.

Committee Authority, Responsibilities and Duties

The Committee shall have, without limitation, the following duties and responsibilities:

To help ensure that information that is or potentially could be material (taking into account applicable standards of materiality) or that otherwise is or potentially could be required to be disclosed by the Company is promptly communicated to the Committee for its review;

To gather and review information communicated to the Committee and to determine, in its good faith business judgment, whether such information is material or is otherwise required to be disclosed by the Company;

To help determine, in its good faith business judgment, the nature and timing of any disclosure requirements the Company may have with respect to such information and, if disclosure is required, to assist in its preparation, review and timely filing or release;

To oversee the preparation of the Company’s periodic reports, including the preparation of a schedule for each periodic report;

To review and approve the Company’s Forms 10-K, Forms 10-Q, registration statements, and proxy statements in advance of Board approval;

To review and approve, as deemed necessary by the CFO or GC Forms 8-K, quarterly earnings press releases, correspondence to shareholders, and presentations to analysts and investors, and other information material to the Company’s shareholders;

To provide advice and counsel to the CEO and CFO on disclosure matters; and

To perform such other duties, tasks and responsibilities relevant to the purpose of the Committee as may from time to time be requested by the CEO or the CFO or as may be required or advisable in light of applicable laws, regulations or listing requirements.

Reports and Records

The Committee shall have such access to the Company’s books, records, facilities and personnel as are necessary or appropriate in order to perform its duties.

The Committee shall report to the CEO and CFO, and to such other members of senior management of the Company as the CEO or CFO may, from time to time, designate.

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A designee of the Disclosure Committee shall report periodically, but at least quarterly to the Company’s Audit Committee and at least annually to the Company’s full Board of Directors.

The Committee shall maintain such records of its proceedings as are appropriate in light of applicable laws, rules and regulations.

h) Revisions to Audit Committee Charter. The Audit Committee Charter shall be revised and amended as shown in Exhibit 2 attached hereto.

i) Adoption of Corporate Compliance and Ethics Guidelines. The Company shall adopt the Corporate Compliance And Ethics Guidelines as shown in Exhibit 3 attached hereto.

j) Compliance with COSO Guidelines. As a result of the Derivative Matters, the Company has retained an outside consultant to assist in the process of bringing the Company into compliance with the 2013 COSO framework, including risk management.

k) Employee Compliance Training. The Company shall supplement the Code of Conduct to formalize the Company’s compliance training policies as follows:

All Company employees have to sign the Company’s Code of Conduct annually;

All Senior Financial Professionals have to sign a Code of Conduct annually;

Training will be annually administered by the compliance operations attorneys or other third-party consultants; and

Training shall be tailored to individual roles and functions and may include reserves policy; SOX for internal controls owners; ethics for Executive and Finance teams; anonymous reporting; maintenance of sufficient capture; and the use and storage of information used to evaluate financial reporting controls.

The General Counsel shall maintain records of the completion of such training.

l) Insider Trading Policy. The Company shall amend its Insider Trading Policy as shown in Exhibit 4 attached hereto.

m) Recoupment Policy. The Company shall adopt a separate “Recoupment Policy” as shown in Exhibit 5 attached hereto.

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n) Whistleblower Policy. The Company shall formally adopt the Whistleblower Policy as shown in Exhibit 6 attached hereto.

V.	RELEASES

The Stipulation provides that the following releases and bar are triggered on the Effective Date (as defined therein):

a) the Stockholders (acting on their own behalf and derivatively on behalf of Surgalign and its stockholders), all other stockholders of Surgalign, and Surgalign, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, and discharged and dismissed with prejudice each and every one of the Released Claims against the Released Persons;

b) the Stockholders (acting on their own behalf and derivatively on behalf of Surgalign and its stockholders), all other stockholders of Surgalign, and Surgalign, shall be forever barred and enjoined from commencing, instituting or prosecuting any of the Released Claims against any of the Released Persons; and

c) each of the Released Persons shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, and discharged each and all of the Stockholders and Stockholders’ Counsel and all current Surgalign stockholders (solely in their capacity as Surgalign stockholders) from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Derivative Matters or the Released Claims.

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VI.	STOCKHOLDERS’ COUNSEL’S SEPARATELY NEGOTIATED ATTORNEYS’ FEES AND EXPENSES AND STOCKHOLDERS’ SERVICE AWARDS

After negotiating the principal terms of the Settlement, Stockholders’ Counsel and Surgalign, acting by and through Surgalign’s Counsel, with the assistance of the Mediator have begun separate negotiations regarding the attorneys’ fees and expenses to be paid by Surgalign’s insurers to Stockholders’ Counsel (the “Fee and Expense Amount”). If the negotiations do not result in an agreed upon amount, Stockholders’ Counsel intend to seek a Fee and Expense Amount up to One Million Five Hundred Thousand ($1,500,000) Dollars and the issue shall be submitted to the Court for its determination. To date, Stockholders’ Counsel have not received any payments for their efforts on behalf of Surgalign stockholders. The Fee and Expense Amount will compensate Stockholders’ Counsel for the results achieved in the litigation. Stockholder’s Counsel also intend to apply to the Court for Service Awards for each of the Stockholders to be paid solely from (and out of) any Fee and Expenses Amount, which Surgalign and the Settling Defendants have agreed not to oppose.

VII.	REASONS FOR THE SETTLEMENT

The Settling Parties have determined that it is desirable and beneficial that the Derivative Matters, and all of their disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation, and Stockholders’ Counsel believe that the Settlement is in the best interests of the Settling Parties, Surgalign, and its stockholders.

A.	Why Did the Settling Defendants Agree to Settle?

The Settling Defendants have denied and continue to deny each of the claims and contentions alleged by the Stockholders in the Derivative Matters. The Settling Defendants expressly have denied and continue to deny all allegations of wrongdoing by or liability against them or any of them arising out of, based upon, or related to, any of the conduct, statements, acts

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or omissions alleged, or that could have been alleged in the Derivative Matters. Without limiting the foregoing, the Settling Defendants have denied and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to Surgalign or its stockholders, or that the Stockholders, Surgalign, or its stockholders suffered any damage or were harmed as a result of any conduct alleged in the Derivative Matters or otherwise. The Settling Defendants have further asserted and continue to assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Surgalign and its stockholders.

Nonetheless, the Settling Defendants also have taken into account the expense, uncertainty, and risks inherent in any litigation, especially in complex cases like the Action, other shareholder derivative action(s), or other actions based on the Books and Records Demand, and that the proposed Settlement would, among other things: (a) bring to an end the expenses, burdens, and uncertainties associated with the continued litigation of the claims asserted in the Derivative Matters; (b) put to rest those claims and the underlying Derivative Matters; and (c) confer benefits upon them, including further avoidance of disruption of their duties due to the pendency and defense of the Derivative Matters. Therefore, the Settling Defendants have determined that it is desirable and beneficial that the Derivative Matters, and all of the Settling Parties’ disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Pursuant to the terms of the Settlement, the Stipulation (including all of the Exhibits hereto) shall in no event be construed as or deemed to be evidence of an admission or concession by the Settling Defendants with respect to any claim of fault, liability, wrongdoing, or damage whatsoever.

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B.	Why Did Stockholders Agree to Settle?

The Stockholders and Stockholders’ Counsel believe that the claims asserted in the Derivative Matters have merit. However, Stockholders and Stockholders’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Derivative Matters, including the Actions, other shareholder derivative action(s), or other actions based on the Books and Records Demand, against the Settling Defendants through trial(s) and potential appeal(s). Stockholders and Stockholders’ Counsel also have considered the uncertain outcome and the risk of any litigation, especially in complex actions such as the Action, other shareholder derivative action(s), or other actions based on the Books and Records Demand, as well as the difficulties and delays inherent in such litigation. Stockholders and Stockholders’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Action, that could be asserted in any shareholder derivative action(s) or other actions based on the Books and Records Demand. Based on their evaluation, Stockholders and Stockholders’ Counsel have determined that the Settlement set forth in this Stipulation is in the best interests of Surgalign and its stockholders.

VIII.	SETTLEMENT HEARING

On January 24, 2022, at 8:45 a.m., the Court will hold the Settlement Hearing telephonically. At the Settlement Hearing, the Court will consider whether: (1) the terms of the proposed Settlement should be approved as fair, reasonable, and adequate; (2) any negotiated attorneys’ fees and expense award to Stockholders’ Counsel is fair, reasonable and adequate or, if the Settling Parties have not agreed to any such award, the appropriate amount for an attorneys’ fees and expense award to Stockholders’ Counsel; (3) Service Awards for each of the Stockholders to be paid out of any fee and expense award should be approved; and (4) the Action should be dismissed on the merits and with prejudice on the terms set forth in the Stipulation.

Pending the Effective Date, none of the Settling Parties shall: (i) prosecute or pursue the Action or the Books and Records Demand, or (ii) file, prosecute, or pursue any other actions, proceedings, or demands relating to the Action, the Books and Records Demand, or the Settlement (aside from an action to enforce the Settlement).

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IX.	RIGHT TO ATTEND SETTLEMENT HEARING

Any current Surgalign stockholder may, but is not required to, appear in person (or telephonically or via any video platform as may be designated by the Court) at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing date, time, or platform (in person or via video) without further notice. Thus, if you are planning to participate in the Settlement Hearing, you should confirm the date, time and platform (in person, via video, or telephonically) before going to the Court, and you may consult the Court’s calendar and/or Surgalign’s website at the Investor Relations page at https://ir.surgalign.com for any change in date or time of, or platform used for, the Settlement Hearing.

Current Surgalign stockholders who have no objection to the Settlement do not need to appear at the Settlement Hearing or take any other action.

X.	RIGHT TO OBJECT TO THE PROPOSED DERIVATIVE SETTLEMENT AND PROCEDURES FOR DOING SO

Any current Surgalign stockholder may appear and show cause, if he, she, or it has any reason why the Settlement of the Derivative Matters should not be approved as fair, reasonable, and adequate, or why a judgment should not be entered thereon, or why the separately negotiated attorneys’ fees and expenses or Service Awards should not be approved. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.

A.	You Must Make Detailed Objections in Writing

Any objections must be presented in writing and must contain the following information:

1. Your name, legal address, and telephone number;

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2. The case name and number (In re RTI Surgical Derivative Litigation, Master File No.: 1:20-CV-3347 (MFK).

3. Proof of being a Surgalign stockholder as of the Record Date, September 10, 2021.

4. The date(s) you acquired your Surgalign shares;

5. A statement of each objection being made;

6. Notice of whether you intend to appear at the Settlement Hearing. You are not required to appear; and

7. Copies of any papers you intend to submit, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.

The Court may not consider any objection that does not substantially comply with these requirements.

B.	You Must Timely Deliver Written Objections to the Court

All written objections and supporting papers must be submitted to the Court either by mailing them to:

Clerk of the Court

United States District Court

Northern District Of Illinois

Everett McKinley Dirksen United States Courthouse

219 South Dearborn Street

Chicago, IL 60604

Or, if feasible, by filing them in person at any location of the United States District Court for the Northern District of Illinois to the extent the Court is open for in-person filings.

YOUR WRITTEN OBJECTIONS MUST BE POSTMARKED OR ON FILE WITH THE CLERK FOR THE COURT NO LATER THAN JANUARY 3, 2022.

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Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court.

Your written objection must also be mailed to:

Co-Lead Counsel for Plaintiffs:

Matthew M. Houston

Benjamin I. Sachs-Michaels

Glancy Prongay & Murray LLP

712 Fifth Avenue, 31 Floor

New York, NY 10019

(212) 935-7400

Or

Timothy Brown

The Brown Law Firm, P.C.

767 Third Avenue, Suite 2501

New York, NY 10017

(516) 922-5427

And

Counsel for Stockholder John Schweigert:

Melinda A. Nicholson

Kahn Swick & Foti, LLC

1100 Poydras Street, Suite 3200

New Orleans, LA 70163

(504) 455-1400

And

Surgalign’s Counsel:

James W. Ducayet

Sidley Austin LLP

One South Dearborn

Chicago, Illinois 60603

(312) 853-7621

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Or

Counsel for Defendants Camille I. Farhat, Jonathon Singer, Peter F. Gearen, Thomas A. McEachin, Curtis M. Selquist, Mark D. Stolper, Christopher R. Sweeney, Paul G. Thomas, Nicholas J. Valeriani, and Shirley A. Weis:

Martin G. Durkin

Holland & Knight LLP

150 N. Riverside Plaza

Suite 2700

Chicago, IL 60606

(312) 853-7000

Louise McAlpin

Stephen P. Warren

Allison Kernisky

Holland & Knight LLP

701 Brickell Avenue

Suite 3300

Miami, FL 33131

(305) 374-8500

Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement as incorporated in the Stipulation or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding, and, unless otherwise ordered by the Court, shall be bound by the Judgment to be entered and the releases to be given.

XI.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Actions or the Settlement contained in the Stipulation.

You may inspect the Stipulation together with the Exhibits annexed thereto and other papers in the Action at the United States District Court Clerk’s office at any time it is open to the general public. The Clerk’s office is located at the United States District Court for the Northern District of Illinois, Everett McKinley Dirksen U.S. Courthouse, 219 South Dearborn Street, Chicago, IL 60604. However, you must appear in person to inspect these documents. The Clerk’s office will not mail copies to you. You may also view and download the Stipulation together with the Exhibits annexed thereto at https://ir.surgalign.com.

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If you have any questions about matters in this Notice, you may contact:

Co-Lead Counsel for Plaintiffs:

Matthew M. Houston

Benjamin I. Sachs-Michaels

Glancy Prongay & Murray LLP

712 Fifth Avenue, 31 Floor

New York, NY 10019

(212) 935-7400

Or

Timothy Brown

The Brown Law Firm, P.C.

767 Third Avenue

Suite 2501

New York, NY 10017

(516) 922-5427

Or

Counsel for Stockholder John Schweigert:

Melinda A. Nicholson

Kahn Swick & Foti, LLC

1100 Poydras Street, Suite 3200

New Orleans, LA 70163

(504) 455-1400

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE.

DATED: September 30, 2021	BY ORDER OF THE COURT UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF ILLINOIS

20

Exhibit A-2

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

In re RTI Surgical Derivative Litigation	Master File No.: 1:20-CV-3347 (MFK)

Judge: Hon. Matthew F. Kennelly Magistrate: Hon. Beth Jantz

EX. A-2 - SUMMARY NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF SURGALIGN HOLDINGS, INC. (“SURGALIGN” OR THE “COMPANY”) AS OF SEPTEMBER 10, 2021 (THE “RECORD DATE”)

PLEASE TAKE NOTICE that the above-captioned shareholder derivative action (the “Action”) and a related demand to inspect the Company’s books and records pursuant to 8 Del. C. §220 (the “Books and Records Demand,” and, together with the Action, the “Actions”) are being settled on the terms set forth in a Stipulation of Settlement, dated September 10, 2021 (the “Stipulation” or “Settlement”).1 Under the terms of the Stipulation, as part of the proposed Settlement, Surgalign will adopt certain corporate governance reforms. These reforms are intended to address the claims asserted in the Actions.

Surgalign’s Board of Directors reviewed the derivative settlement parameters, and exercising its business judgment and mindful of its duties to stockholders, approved the Settlement.Surgalign agrees and acknowledges that the corporate governance reforms confer substantial benefit upon Surgalign and its stockholders.

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This notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the United States District Court for the Northern District of Illinois. A link to the Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) containing the text of the Stipulation together with the Exhibits annexed thereto may be found on the Company’s website at the Investor Relations page at https://ir.surgalign.com. All capitalized terms herein have the same meanings as set forth in the Stipulation.

In light of the substantial benefits conferred upon Surgalign by Stockholders’ Counsel’s efforts, the Company and Stockholders’ Counsel have participated in negotiations regarding the attorneys’ fee and expenses to be paid by Surgalign’s insurers to Stockholders’ Counsel. If the negotiations do not result in an agreed upon amount, Stockholders’ Counsel intend to seek a Fee and Expense Amount up to One Million Five Hundred Thousand ($1,500,000) Dollars and the issue shall be submitted to the Court for its determination.

IF YOU WERE A RECORD OR BENEFICIAL OWNER OF SURGALIGN COMMON STOCK AS OF SEPTEMBER 10, 2021, PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY AS YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE ABOVE-REFERENCED LITIGATION.

On January 24, 2022, at 8:45 a.m., a hearing (the “Settlement Hearing”) will be held telephonically to determine whether: (1) the terms of the proposed Settlement should be approved as fair, reasonable, and adequate; (2) any negotiated attorneys’ fees and expense award to Stockholders’ Counsel is fair, reasonable and adequate or, if the Settling Parties have not agreed to any such award, the appropriate amount for an attorneys’ fees and expense award to Stockholders’ Counsel; (3) Service Awards to each of the Stockholders to be paid out of any attorneys’ fees and expense award should be approved; (4) a final judgment should be entered and the Actions should be dismissed with prejudice on the terms set forth in the Stipulation; and (5) such other matters as may be necessary and proper under the circumstances.

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The Court has the right to change the hearing date, time, or platform (in person or via video) without further notice. Thus, if you are planning to participate in the Settlement Hearing, you should confirm the date, time and platform (in person, via video, or telephonically) before going to the Court, and you may consult the Court’s calendar and/or Surgalign’s website at the Investor Relations page at https://ir.surgalign.com for any change in date or time of, or platform used for, the Settlement Hearing.

Any Surgalign stockholder that objects to the Settlement shall have a right to appear in person (or telephonically or via any video platform as may be designated by the Court) and to be heard at the Settlement Hearing, provided that he, she, or it was a stockholder of record or beneficial owner as of September 10, 2021. Any Surgalign stockholder who satisfies this requirement may enter an appearance through counsel of such stockholder’s own choosing and at such stockholder’s own expense, or may appear on their own. However, no stockholder of Surgalign shall be heard at the Settlement Hearing unless, no later than January 3, 2022, such stockholder has filed with the Court and counsel for parties, a written notice of objection containing the following information:

1. Your name, legal address, and telephone number;

2. The case name and number (In re RTI Surgical Derivative Litigation, Master File No.: 1:20-CV-3347 (MFK).

3. Proof of being a Surgalign stockholder as of the Record Date, September 10, 2021.

4. The date(s) you acquired your Surgalign shares;

5. A statement of each objection being made;

6. Notice of whether you intend to appear at the Settlement Hearing. You are not required to appear; and

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7. Copies of any papers you intend to submit, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.

Only stockholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

If you wish to object to the proposed Settlement, you must file the written objection described above with the Court and counsel for the parties on or before January 3, 2022.

Any Surgalign stockholder as of September 10, 2021, who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall be forever foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement as incorporated in the Stipulation and/or to any award of attorneys’ fees and expenses to Stockholders’ Counsel or Service Awards, unless otherwise ordered by the Court, but shall otherwise be bound by the Judgment to be entered and the releases to be given.

If you have any questions about matters in this Notice, you may contact:

Co-Lead Counsel for Plaintiffs:

Matthew M. Houston

Benjamin I. Sachs-Michaels

Glancy Prongay & Murray LLP

712 Fifth Avenue, 31 Floor

New York, NY 10019

(212) 935-7400

Or

Timothy Brown

The Brown Law Firm, P.C.

767 Third Avenue, Suite 2501

New York, NY 10017

(516) 922-5427

And

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Counsel for Stockholder John Schweigert:

Melinda A. Nicholson

Kahn Swick & Foti, LLC

1100 Poydras Street, Suite 3200

New Orleans, LA 70163

(504) 455-1400

And

Surgalign’s Counsel:

James W. Ducayet

Sidley Austin LLP

One South Dearborn

Chicago, Illinois 60603

(312) 853-7621

Or

Counsel for Defendants Camille I. Farhat, Jonathon Singer, Peter F. Gearen, Thomas A. McEachin, Curtis M. Selquist, Mark D. Stolper, Christopher R. Sweeney, Paul G. Thomas, Nicholas J. Valeriani, and Shirley A. Weis:

Martin G. Durkin

Holland & Knight LLP

150 N. Riverside Plaza

Suite 2700

Chicago, IL 60606

(312) 853-7000

Louise McAlpin

Stephen P. Warren

Allison Kernisky

Holland & Knight LLP

701 Brickell Avenue

Suite 3300

Miami, FL 33131

(305) 374-8500

PLEASE DO NOT CONTACT THE COURT REGARDING THIS NOTICE.

DATED: September 30, 2021	BY ORDER OF THE COURT
UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF ILLINOIS

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Exhibit B

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

In re RTI Surgical Derivative Litigation	Master File No.: 1:20-CV-3347 (MFK)

Judge: Hon. Matthew F. Kennelly Magistrate: Hon. Beth Jantz

EX. B - PROPOSED ORDER FOR FINAL APPROVAL

This matter came before the Court for hearing pursuant to the Order of this Court, dated , 2021 (“Order”), on Co-Lead Plaintiffs’ motion for final approval of the settlement (“Settlement”) set forth in the Stipulation of Settlement, dated September 10, 2021 (the “Stipulation”). Due and adequate notice having been given of the Settlement as required in said Order, and the Court having considered all papers filed and proceedings had herein, and otherwise being fully informed in the premises and good cause appearing therefor, IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:

1. This District Court Approval Order incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined therein).

2. This Court has jurisdiction over the subject matter of the Action, including all matters necessary to effectuate the Settlement, and over all parties to the Derivative Matters, including, but not limited to Surgalign, the Stockholders and all current Surgalign stockholders,, and the Settling Defendants.

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3. The Court finds that the notice provided to Surgalign stockholders was the best notice practicable under the circumstances of these proceedings and of the matters set forth therein, including the Settlement set forth in the Stipulation, to all Persons entitled to such notice. The notice fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and due process.

4. The Action and all claims contained therein, as well as all of the Released Claims, are dismissed with prejudice. As among Stockholders, the Settling Defendants, and Surgalign, the parties are to bear their own costs, except as otherwise provided in the Stipulation.

5. The Court finds that the terms of the Stipulation and Settlement are fair, reasonable, and adequate as to each of the Settling Parties, and hereby finally approves the Stipulation and Settlement in all respects, and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so.

6. Upon the Effective Date, as defined in ¶ 7.1, the Stockholders (acting on their own behalf and derivatively on behalf of Surgalign and its stockholders), all other stockholders of Surgalign, and Surgalign, for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, and discharged and dismissed with prejudice each and every one of the Released Claims against the Released Persons.

7. Upon the Effective Date, as defined in ¶ 7.1, the Stockholders (acting on their own behalf and derivatively on behalf of Surgalign and its stockholders), all other stockholders of Surgalign, and Surgalign, for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, shall be forever barred and enjoined from commencing, instituting or prosecuting any of the Released Claims against any of the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

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8. Upon the Effective Date, as defined in ¶ 7.1, each of the Released Persons, for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, and discharged each and all of the Stockholders and Stockholders’ Counsel and all current Surgalign stockholders (solely in their capacity as Surgalign stockholders) from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Derivative Matters or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

9. The Court hereby [approves the Fee and Expense Amount in the amount of $ agreed to by Stockholders’ Counsel and Surgalign] or [“awards Stockholders’ Counsel $ as the Fee and Expense Amount] and finds that such fee is fair and reasonable in light of the substantial benefit conferred upon Surgalign by the Settlement.

10. The Court also hereby awards each of the Stockholders $ as a Service Award, to be paid solely out of the Fee and Expense Amount.

11. Neither the Stipulation nor the Settlement, including the Exhibits attached thereto, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way as a concession, admission or evidence of the validity of any Released Claims, or of any fault, wrongdoing, or liability of the Released Persons or Surgalign; or (b) is or may be deemed to be or may be used as a presumption, admission, or evidence of, any liability, fault, or omission of any of the Released Persons or Surgalign in any civil, criminal, administrative, or other proceeding in any court, administrative agency, tribunal, or other forum. Neither the Stipulation nor the

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Settlement shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file or use the Stipulation, the District Court Approval Order and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, standing, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

12. During the course of the Derivative Matters, the parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11, and all other similar laws relating to the institution, prosecution, defense of, or settlement of the Derivative Matters.

13. Without affecting the finality of this District Court Approval Order and the Judgment in any way, this Court hereby retains continuing and exclusive jurisdiction over the Actions and the parties to the Stipulation to enter any further orders as may be necessary to effectuate, implement, and enforce the Stipulation and the Settlement provided for therein and the provisions of this District Court Approval Order.

14. This District Court Approval Order and the Judgment is a final and appealable resolution in the Actions as to all claims, and the Court directs immediate entry of the Judgment forthwith by the Clerk in accordance with Rule 58 of the Federal Rules of Civil Procedure, dismissing the Actions with prejudice.

IT IS SO ORDERED.

DATED:
HONORABLE MATTHEW F. KENNELLY
UNITED STATES DISTRICT JUDGE

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Exhibit C

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

In re RTI Surgical Derivative Litigation	Master File No.: 1:20-CV-3347 (MFK)
Judge: Hon. Matthew F. Kennelly Magistrate: Hon. Beth Jantz

EX. C - PROPOSED JUDGMENT

Plaintiffs, having moved for final approval of the Settlement set forth in the Stipulation of Settlement, dated September 10, 2021, and the matter having come before the Honorable Matthew F. Kennelly, United States District Judge, and the Court, on                , 2021, having issued its Order Approving Derivative Settlement and Order of Dismissal with Prejudice, and having directed the Clerk of the Court to enter judgment, it is

ORDERED, ADJUDGED AND DECREED:

1. This Judgment incorporates by reference the Court’s Order Approving Derivative Settlement and Order of Dismissal with Prejudice dated , 2021; and

2. That for the reasons stated in, and pursuant to the terms set forth in, the Court’s Order Approving Derivative Settlement and Order of Dismissal with Prejudice dated                 , 2021, Plaintiffs’ Motion for Final Approval of Derivative Settlement is granted; accordingly, this case, and all related cases, are closed.

BY:
Dated: _, 2021
Clerk of Court

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EXHIBIT 1

SURGALIGN HOLDINGS, INC.

DISCLOSURE COMMITTEE CHARTER

1.	Purpose

The purpose of the Disclosure Committee (the “Committee”) is to assist Surgalign Holdings, Inc. (the “Company”) and the Company’s chief executive officer (the “CEO”) and chief financial officer (the “CFO”) in establishing, maintaining, reviewing and evaluating controls and other procedures designed to ensure that information required to be disclosed by the Company in its publicly-filed reports (including, without limitation, reports required to be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is recorded, processed, summarized and reported within the time period(s) specified in applicable rules and forms, and that the Company’s public disclosures are materially accurate and complete and otherwise comply with or exceed applicable disclosure requirements in all material respects.

II.	Committee Membership

The members of the Committee shall be designated by the CEO from time to time, but at no time shall the Committee have fewer than three members. Initially, the members of the Committee shall include, if applicable, the Company’s CEO, CFO, Chief Accounting Officer, General Counsel, and such other officers or employees of the Company as the CEO deems appropriate, taking into account, among other things, such person’s expertise and responsibility for, and involvement in, the business operations of the Company and the collection, processing and disclosure of information in the Company’s publicly-filed reports. The members of the Committee shall serve on the Committee until such time as the CEO shall determine.

III.	Meeting Requirements

The Committee shall meet at least four times annually, prior to the preparation and filing of the Company’s annual and quarterly financial statements, and additional meetings shall be scheduled as appropriate to allow the Committee to fulfill its duties and responsibilities, taking into account the Company’s current and periodic reporting obligations. In addition, the Committee shall convene meetings at the request of either the CEO or CFO. The CEO shall appoint a chair who shall be responsible for scheduling meetings and setting the agenda for such meetings.

IV.	Committee Authority, Responsibilities and Duties

The Committee shall have, without limitation, the following duties and responsibilities:

(a)

To help ensure that information that is or potentially could be material (taking into account applicable standards of materiality) or that otherwise is or potentially could be required to be disclosed by the Company is promptly communicated to the Committee for its review;

(b)

To gather and review information communicated to the Committee and to determine, in its good faith business judgment, whether such information is material or is otherwise required to be disclosed by the Company;

(c)

To help determine, in its good faith business judgment, the nature and timing of any disclosure requirements the Company may have with respect to such information and, if disclosure is required, to assist in its preparation, review and timely filing or release;

(d)	To oversee the preparation of the Company’s periodic reports, including the preparation of a schedule for each periodic report;

(e)	To review and approve the Company’s Forms 10-K, Forms 10-Q, registration statements, and proxy statements in advance of Board approval;

(f)

To review and approve, as deemed necessary by the CFO or GC Forms 8-K, quarterly earnings press releases, correspondence to shareholders, and presentations to analysts and investors, and other information material to the Company’s shareholders;

(g)	To provide advice and counsel to the CEO and CFO on disclosure matters; and

(h)

To perform such other duties, tasks and responsibilities relevant to the purpose of the Committee as may from time to time be requested by the CEO or the CFO or as may be required or advisable in light of applicable laws, regulations or listing requirements.

V.	Reports and Records

The Committee shall have such access to the Company’s books, records, facilities and personnel as are necessary or appropriate in order to perform its duties.

The Committee shall report to the CEO and CFO, and to such other members of senior management of the Company as the CEO or CFO may, from time to time, designate.

A designee of the Disclosure Committee shall report periodically, but at least quarterly to the Company’s Audit Committee and at least annually to the Company’s full Board of Directors.

The Committee shall maintain such records of its proceedings as are appropriate in light of applicable laws, rules and regulations.

VI.	Miscellaneous

Nothing herein is intended to expand applicable standards of liability under statutory or regulatory requirements for the members of the Committee. The purposes, responsibilities and duties outlined herein are meant to serve as guidelines and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities.

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EXHIBIT 2

SURGALIGN HOLDINGS, INC.

AUDIT COMMITTEE CHARTER

I.	Purpose

The Audit Committee (“Committee”) is appointed by the Board of Directors (“Board”) to assist the Board in its oversight responsibilities relating to: the integrity of Surgalign Holdings, Inc.’s (the “Company”) financial statements; the independence, qualifications and performance of the Company’s internal and external auditors; the Company’s compliance with its policies and procedures, internal controls, Code of Conduct and applicable laws and regulations; policies and procedures with respect to risk assessment and management; and such other responsibilities as delegated by the Board from time to time. The Committee provides the opportunity for an open and candid dialog on these issues among the Committee members, management, the independent auditor, and the internal auditor and other advisors as appropriate.

The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

II.	Committee Membership

The Committee shall be composed of not less than three directors appointed by the Board based on the recommendation of the Nominating and Governance Committee. The Chair of the Committee shall be selected by the members of the Committee, but shall not be someone who received 50% or more withheld shareholder votes in the last election. Each of the members of the Committee shall be financially literate and meet the independence requirements of Nasdaq rule 5605(a)(2) and Section 10A(m)(3) of the Securities Exchange Act of 1934. At least two members of the Committee shall qualify as an audit committee financial expert, as that term is defined in rules of the Commission. Committee members shall not simultaneously serve on the audit committees of more than three other public companies.

III.	Meeting Requirements

The Committee shall meet at least four times annually and additional meetings shall be scheduled as appropriate, including to review quarterly and annual financial results. The Committee shall meet least quarterly with management (including the CFO and the Vice President and Controller), the internal auditor, General Counsel and the independent auditor in separate executive sessions and shall have other direct and independent interaction with such persons from time to time as the members of the Committee deem appropriate.

IV. Committee Authority, Responsibilities and Duties

The Committee shall have the sole authority and responsibility annually, in its capacity as a committee of the Board, to recommend to the Board the nomination of the independent auditor for approval by the stockholders. The Committee shall be directly responsible for the retention, termination, compensation, evaluation, and oversight of the work of the independent auditor (including resolution of any disagreements with management) for preparing or issuing an audit report and related work. The independent auditor shall report directly to the Committee.

The Committee shall be responsible for the financial and accounting risk management policies of the Company’s operations and oversight of the operation of the Company’s financial and accounting risk management framework. The Committee shall be responsible for monitoring the Company’s compliance with all public financial reporting required of the Company.

The Committee shall pre-approve all auditing services and permitted non-audit services to be performed for the Company by its independent auditor. The Committee may establish policies and procedures for pre-approval of audit and permitted non-audit services, including delegation of authority to one or more members of the Committee to grant pre-approvals of those services, provided that such policies and procedures conform to applicable legal requirements and that the Committee is informed of each such service at its next scheduled meeting.

The Committee shall have the authority to retain and compensate independent legal, accounting or other advisors, and shall obtain advice and assistance to the extent it deems necessary or appropriate.

The Committee shall make regular reports to the Board on significant matters reviewed or considered by the Committee, including any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditors, or the performance of the internal audit function. In the exercise of its duties, the Committee shall have free access to management and Company employees, as necessary. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review and evaluate the Committee’s own performance.

The Committee shall:

A. Financial Statements, Disclosure Matters and Internal Controls

1.    Meet to review and discuss with management and the independent auditor the annual audited financial statements, including review of the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Committee shall also recommend to the Board whether the audited financial statements should be included in The Company’s Report on Form 10-K.

2. Meet to review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Report on Form 10-Q, including review of the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Committee shall also review the results of the independent auditor’s review of the quarterly financial statements.

3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements.

4. Review and discuss on a timely basis with the independent auditor:

(a) Critical accounting policies and practices used including any significant changes.

(b) Alternative treatments of significant financial information within generally accepted accounting principles that have been discussed with management, including the effects of alternatives and the preferred method of the independent auditor.

(c) Other significant communications between the independent auditor and management, such as any management letter or accounting adjustments proposed by the independent auditor that were waived by management as immaterial or otherwise.

5. Review the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings expectations provided to investors and analysts.

6. Establish procedures to monitor and review new accounting pronouncements that are likely to impact the Company and discuss pending technical and regulatory matters that could affect the financial statements.

7. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the Company’s financial statements.

8. Review overall policies and practices for enterprise risk management, including delegation of oversight for areas of risk to the appropriate Board committees. Discuss with management the Company’s major financial risk exposures as well as significant operational, compliance, reputational, strategic and cybersecurity risks, and the steps management has taken to monitor and manage such exposures. Identify material risks relating to the Company’s compliance with applicable laws and regulations, including all laws and regulations concerning public disclosures regarding financial reporting.

9. Discuss with the independent auditor the matters required to be communicated by the Public Company Accounting Oversight Board’s (PCAOB) Auditing Standard No. 16, Communications with Audit Committees, including any problems or difficulties encountered during the audit and management’s response.

10. Discuss the adequacy and effectiveness of the Company’s internal controls with management, the independent auditor and the internal auditor in conjunction with the Company’s CEO and CFO certification process for the Reports on Form 10-K and Form 10-Q, including any significant deficiencies or material weaknesses in the design or operation of internal controls and additional management procedures and audit steps performed in light of any material control deficiencies.

B. Oversight of the Company’s Relationship with the Independent Auditor

1. Obtain and review a report from the independent auditor at least annually describing (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the firm, and (c) any steps taken to deal with any such issues.

2. Obtain periodically, but no less than annually, a formal written statement from the independent auditor delineating all relationships between the audit firm and the Company, including each non-audit service provided to the Company and at least the matters set forth in the PCAOB Rule 3526.

3. Review and evaluate annually the independent auditor’s qualifications, performance and independence, including a review of the lead partner, taking into account the opinions of management and the internal auditor. Ensure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether it is appropriate to rotate the independent audit firm itself to assure continuing auditor independence. The Committee shall present the results of its review to the full Board.

4. Establish policies for the Company’s hiring of employees or former employees of the independent auditor.

5. Discuss with the independent auditor significant issues reviewed with the auditor’s national office regarding auditing or accounting issues identified during the engagement.

6. Meet with the independent auditor annually to discuss the planning and staffing of the audit.

C. Oversight of the Company’s Internal Audit Function

1. Review the appointment, performance, and replacement of the senior internal audit executive.

2. Review the internal audit plan and significant findings from the internal audit department.

3. Discuss with the independent auditor and management the internal audit department responsibilities, audit plan, budget and staffing.

D. Compliance Oversight Responsibilities

1. Oversee the Company’s programs related to quality, safety, environmental assurance and information technology security programs At least annually, review the effectiveness of the programs.

2. Discuss any illegal acts discovered by the independent auditor during the course of its work and its conclusions with respect to such illegal acts or obtain assurance from the independent auditor that none were discovered.

3. Obtain reports from management, and the Company’s internal auditor on any significant issues regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct and notifications under the Company’s Whistleblower Policy. Receive periodic updates by the General Counsel on any pending investigations of potentially significant alleged violations of laws, regulations or company policies. Ensure that all complaints are completely and fully investigated and that appropriate remedial action is taken based on the results of the investigation. The Committee shall summarize each complaint relating to financial matters for the Board. The Committee and the General Counsel take steps to ensure that the nonretaliation policies described in the Company’s Code of Conduct and Code of Ethics for Senior Financial Professionals are strictly complied with in order to protect any Company employee who reports a complaint.

4. Establish procedures for and oversee the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

5. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise potentially material issues regarding the Company’s financial statements or accounting policies.

6. Discuss with the Company’s legal counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

V.	Miscellaneous

Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. The purposes, responsibilities and duties outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities.

EXHIBIT 3

SURGALIGN HOLDINGS, INC.

CORPORATE COMPLIANCE AND ETHICS GUIDELINES

Surgalign takes its corporate compliance obligations seriously and shall maintain a Corporate Compliance and Ethics Program (“CCEP”), which shall include a compliance operations attorney (“CO”), to help foster a culture that integrates compliance and ethics into business processes and practices.

Structure and Organization

•	Surgalign shall maintain and monitor a system for reporting and investigating potential compliance and ethics concerns.

•	The CCEP shall be led by Surgalign’s General Counsel (“GC”), with assistance from a team of attorneys and the CO.

•	The GC and CO shall report at least quarterly to the Nominating & Governance Committee and the GC shall consult at least quarterly with the Disclosure Committee.

Purpose

•

The CCEP shall be maintained in accordance with the framework of the 2003 OIG Guidance Document on an effective compliance program as well as the 2018 United States Sentencing Commission “Sentencing Guidelines” and 2020 DOJ “Evaluation of Corporate Compliance Programs” document.

•	The CCEP shall be designed to ensure that Surgalign is:

•	Creating a culture of honesty and integrity

•	Operating in accordance with applicable laws and regulations

•	Preventing fraud and abuse

•	Detecting compliance issues at earlier stages

•	Assuring prompt corrective action

•	Building employee trust and confidence

Training and Education

•	Surgalign shall provide compliance training to all employees at orientation, annually thereafter and on an ad hoc basis as necessary.

•

Compliance educational programs shall include training in general compliance issues, as appropriate for individual roles and functions and may include, but not be limited to, issues such as fraud, waste, and abuse; the Anti-Kickback Statute (AKS); and the False Claims Act, the AdvaMed Code of Ethical Interactions with Health Care Providers, as well as inappropriate gifts and relationships with referral sources that could put the company at risk for noncompliance.

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•	The topics may be adjusted by the GC and/or CO at their discretion based on recent developments or other emerging areas of interest.

•	The trainings shall be documented and be conducted live or virtually.

•	Compliance training modules shall be readily available on the Compliance and HR folders of the Surgalign intranet.

•	The Code of Conduct shall be available on the Company’s website.

•	Employees and sales agents [“distributors”] shall certify to adherence to the Code of Conduct annually with an acknowledgement substantially as follows:

I understand and endorse the Surgalign Code of Conduct and related policies; and

I understand that I have an obligation and understand how to report violations, complaints, concerns, or questions to Compliance@Surgalign.com or anonymously to 1-855-231- 0619.

Duties of the CO

•	Meet at least bi-weekly with the GC, and more frequently as appropriate.

•	Implement procedures for monitoring and evaluating the performance of the CCEP.

•	Report material risks relating to compliance issues to the appropriate Board Committee , in conjunction with the GC.

•	Retain independent advisors, at the Company’s expense, to assist in the design, maintenance, and enforcement of Surgalign’s ethics program at the discretion of the CO as necessary.

•	Review sales agreements that contain bundling or rebate clauses to ensure compliance with the OIG safe harbors.

•	Preparing quarterly written reports to the Board evaluating, and where necessary recommending, remedial action within the Board’s purview.

Code of Conduct/Written Policies

•	The Surgalign Code of Conduct shall cover all aspects of regulatory compliance applicable to our industry.

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•	The Surgalign Code of Conduct shall be supplemented by core compliance policies on areas involving interactions with customers and their patients.

•

Where applicable, those policies shall be supplemented by procedures and work instructions. Any new program shall be evaluated with the applicable teams (e.g., Legal, Clinical, Commercial) to determine if a work instruction, memo, or policy/procedure is appropriate to the undertaking after which the document is prepared and circulated within the impacted department to (1) ensure it is feasible, and (2) use the development as a training moment.

Monitoring, Auditing, and Internal Reporting

•	Surgalign Compliance, Legal, and Finance shall conduct an annual review of 100% of health care provider interactions as part of its annual CMS Open Payments report.

•	Surgalign shall conduct a Compliance Risk Assessment at least every other year.

•

Results of the annual review of health care provider interactions as part of its CMS Open Payment report and any Compliance Risk Assessments will be presented to senior leadership and the Nominating and Governance Committee; thereafter a strategy shall be developed to determine how to mitigate risks found.

Investigations and Remediation

•	The Company shall undertake commercially-reasonable efforts to quickly and thoroughly investigate and address compliance issues.

•	The Legal and Compliance team shall thoroughly review claims, with the assistance of outside counsel if determined appropriate by the CO and GC.

•	Following reviews, an assessment of any findings shall be conducted even if the findings ultimately demonstrate that there was not a compliance issue.

Disciplinary Policies

•	Surgalign shall maintain an unambiguous disciplinary policy that is tiered based upon the seriousness of activity conducted and that includes termination if appropriate.

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EXHIBIT 4

SURGALIGN HOLDINGS, INC.

POLICY REGARDING TRANSACTIONS IN COMPANY SECURITIES

I.	INTRODUCTION

The purpose of this Policy Regarding Transactions in Company Securities (the “Policy”) is to promote compliance with applicable securities laws by Surgalign Holdings, Inc. and its subsidiaries (“Surgalign” or “Company”) and all directors, officers and employees thereof, in order to preserve the reputation and integrity of Surgalign as well as all persons affiliated with it.

We want Surgalign to have an untarnished reputation for integrity and ethical conduct. Compliance with the Policy is intended to help to avoid situations which could bring harm to Surgalign, its reputation, or our directors, officers, and employees.

The consequences of insider trading violations can include significant civil and criminal penalties for both the individuals involved and, in some instances, the Company. Moreover, if an employee violates or fails to comply with this Policy or the related procedures, sanctions, including dismissal for cause, may be imposed.

II.	APPLICABILITY

The Policy is applicable to all directors, officers, and employees of Surgalign, as well as their Related Persons (as defined below), and the Company’s agents and advisors. The Policy applies to persons located in and outside the United States alike. If you have any questions regarding this Policy or about specific transactions, you may obtain additional guidance, and are strongly encouraged to seek advice from the Legal department.

Remember, however, the ultimate responsibility for adhering to the Policy and avoiding improper transactions rests with each individual director, officer, or employee. In this regard, it is imperative that you use your best judgment.

III.	POLICY

If a director, officer or employee of the Company or any agent or advisor of the Company has material, nonpublic information relating to the Company, it is the Company’s policy that neither that person nor any Related Person (as defined below) may buy or sell securities of the Company (the “Company Securities”) or engage in any other action to take advantage of, or pass on to others, that information. This Policy also applies to material, nonpublic information relating to any other company with publicly traded securities, including our customers or suppliers, obtained in the course of employment by or association with Surgalign.

To avoid even the appearance of impropriety, additional restrictions on trading Company Securities apply to directors and officers and their Related Persons. See Section VI.

IV.	DEFINITIONS/EXPLANATIONS

Who is an “insider?” Any person who possesses material, nonpublic information is considered an insider as to that information. Insiders include Company directors, officers, employees, other agents (including independent contractors), and advisors or other persons in a special relationship with the Company, e.g., its auditors, consultants, or attorneys. The definition of insider is transaction specific; that is, an individual is an insider with respect to each material, nonpublic item of which he or she is aware. What is “material” information? The materiality of a fact depends upon the circumstances. A fact is considered “material” if there is a substantial likelihood that a reasonable investor would consider it important in making a decision to buy, sell or hold a security or where the fact is likely to have a significant effect on the market price of the security. Material information can be positive or negative and can relate to virtually any aspect of a company’s business or to any type of security – debt or equity.

Some examples of material information include:

•	Annual or quarterly financial results

•	Projections of future earnings or losses

•	Significant lawsuits or government investigations

•	News of a pending or proposed merger, acquisition, or tender offer

•	News of a significant sale of assets or disposition of a subsidiary

•	Changes in dividend policies or the declaration of a stock split or the offering of additional securities

•	Financial liquidity problems

•	Major management changes

•	Significant new products or discoveries

•	Gain or loss of a substantial customer or supplier

The above list is only illustrative; many other types of information may be considered “material,” depending on the circumstances. The materiality of particular information is subject to reassessment on a regular basis.

What is “Nonpublic” Information?

Information is “nonpublic” if it is not available to the general public. In order for information to be considered public, it must be widely disseminated in a manner making it generally available to investors through means such as a widely distributed media service. The circulation of rumors, even if accurate and reported in the media, does not constitute effective public dissemination.

In addition, even after a public announcement of material information, a reasonable period of time must elapse in order for the market to react to the information. Generally, one should allow one full trading day following publication as a reasonable waiting period before such information is deemed to be public. Therefore, if an announcement is made before the commencement of trading on a Monday, an employee may trade in Company Securities starting on Tuesday of that week. If the announcement is made on Monday after trading begins, employees may not trade in Company Securities until Wednesday. If the announcement is made on Friday after trading begins, employees may not trade in Company Securities until Tuesday of the following week.

Who is a “Related Person?”

For purposes of this Policy, a Related Person includes your spouse, minor children and anyone else living in your household; partnerships in which you are a general partner; trusts of which you are a trustee; estates of which you are an executor; and other equivalent legal entities that you control. Although a person’s parent or sibling may not be considered a Related Person (unless living in the same household), a parent or sibling may be a “tippee” for securities laws purposes. See below for a discussion on the prohibition on “tipping.”

What is “Publicly Released?”

Information Publicly Released by Surgalign in a public announcement or published in a venue open to the general public in the United States, including a filing made with the Securities and Exchange Commission.

V.	GUIDELINES

Non-disclosure of Material Nonpublic Information

Material, nonpublic information must not be disclosed to anyone, except the persons within the Company or third-party agents of the Company (such as investment banking advisors or outside legal counsel) whose positions require them to know it, until such information has been publicly released by the Company.

Prohibited Trading in Company Securities

No person may place a purchase or sell order or recommend that another person place a purchase or sell order in Company Securities when he or she has knowledge of material information concerning the Company that has not been disclosed to the public. Loans, pledges, gifts, charitable donations, and other contributions of Company Securities are also subject to this Policy.

Twenty-Twenty Hindsight

If securities transactions ever become the subject of scrutiny, they are likely to be viewed after- the-fact with the benefit of hindsight. As a result, before engaging in any transaction an insider should carefully consider how his or her transaction may be construed in the bright light of hindsight. Again, in the event of any questions or uncertainties about the Policy, please consult the General Counsel or Corporate Secretary (if not the same person).

“Tipping” Information to Others

Insiders may be liable for communicating or tipping material nonpublic information to any third party (“tippee”), not limited to just Related Persons. Further, insider trading violations are not limited to trading or tipping by insiders. Persons other than insiders also can be liable for insider trading, including tippees who trade on material, nonpublic information tipped to them and individuals who trade on material, nonpublic information which has been misappropriated.

Tippees inherit an insider’s duties and are liable for trading on material, nonpublic information illegally tipped to them by an insider. Similarly, just as insiders are liable for the insider trading of their tippees, so are tippees who pass the information along to others who trade. In other words, a tippee’s liability for insider trading is no different from that of an insider. Tippees can obtain material, nonpublic information by receiving overt tips from others or through, among other things, conversations at social, business, or other gatherings.

Avoid Speculation; Hedging Prohibited

Directors, officers and employees, and their Related Persons may not trade in options (other than options granted by the Company), warrants, puts and calls or similar instruments on Company Securities or sell Company Securities “short.” In addition, directors, officers and employees, and their Related Persons may not purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engage in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of Company Securities. Such activities may put the personal gain of the director, officer, or employee in conflict with the best interests of the Company and its security holders.

Company-Issued Options

Directors, officers and employees may, in accordance with this Policy and other Company policies, exercise options granted to them by the Company; however, except during the Trading Window they may not utilize cashless exercise provisions (which require the sale of Company Securities) or sell the Company Securities issued upon exercise of Company issued options.

Trading in Other Securities

No director, officer or employee may place purchase or sell orders or recommend that another person place a purchase or sell order in the securities of another company if the person learns of material, nonpublic information about the other company in the course of his/her association or employment with Surgalign.

Individual Responsibility to Comply with Policy

Every officer, director, employee, agent, and advisor has the individual responsibility to comply with this Policy. Beyond the guidelines set forth in this Policy, appropriate judgment should be exercised in connection with any trade in Company Securities.

Material violations of the policy shall result in discipline including, but not limited to monetary penalties and/or cancellation of outstanding equity awards, disqualification from performance- based compensation; and termination of employment.

VI.	ADDITIONAL RESTRICTIONS AND REQUIREMENTS FOR DIRECTORS AND OFFICERS

Trading Window

In addition to the general prohibition on trading while in possession of material nonpublic information, the Company’s directors, officers (defined as persons holding a title of VP and above), and personnel in the finance department, shall not engage in any transaction involving the Company’s securities other than during the “Trading Window” in connection with the quarterly earnings. The Trading Window opens at the close of business on the first full Trading Day following the date the Company publicly discloses its financial results for the previous fiscal quarter of the year. The Trading Window closes at the end of the 20th day of the third month of the quarter in which the information was disclosed.

From time to time, the Company, at the determination of its General Counsel, may also require that directors, officers, and selected employees suspend trading because of developments known to the Company and not yet disclosed to the public. In such event, such persons shall not engage in any transactions involving the Company’s securities during such period and shall not disclose to others the fact that trading has been suspended.

Pre-Clearance

Directors and officers must obtain prior clearance from the General Counsel or the Corporate Secretary (if not the same person), or his or her designee, before he, she or a Related Person makes any purchases or sales of Company Securities, including any exercise of stock options. Each proposed transaction will be evaluated to determine if it raises insider trading concerns or other concerns under the federal or state securities laws and regulations. Any advice will relate solely to the restraints imposed by law and will not constitute advice regarding the investment aspects of any transaction. Clearance of a transaction is valid only for a five trading day period. If the transaction order is not placed within that five trading day period, clearance of the transaction must be re-requested. If clearance is denied, the fact of such denial must be kept confidential by the person requesting such clearance.

10b5-1 Plans

Rule 10b5-1 under the Securities Exchange Act of 1934 provides an affirmative defense against a claim of insider trading if an insider’s trades are made pursuant to a written plan that was adopted in good faith at a time when the insider was not aware of material nonpublic information. It is the Company’s policy that employees and directors may make trades pursuant to a Rule 10b5-1 plan provided that: (i) such plan meets the requirements of Rule 10b5-1, (ii) such plan was adopted at a time when the employee or director would otherwise have been able to trade under this policy, and (iii) adoption of the plan was expressly authorized by a member of the Company’s Legal Department, at least forty (40) days prior to any trades under such plan and submitted to the General Counsel for review during a Trading Window. Please contact the General Counsel or the Corporate Secretary of you are interested in adopting a 10b5-1 plan.

VII.	AMENDMENTS

The General Counsel, or his/her designee, in coordination with the Audit Committee, shall conduct a review at least every two years to ensure that the Policy is amended as necessary to remain up to date with insider trading laws and regulations.

EXHIBIT 5

SURGALIGN HOLDINGS, INC.

COMPENSATION RECOUPMENT POLICY

This document sets forth the terms and conditions of the Compensation Recoupment Policy (the “Recoupment Policy”) of Surgalign Holdings, Inc. (the “Company”). This Recoupment Policy shall not govern any conduct that took place before its adoption by the Board of Directors of the Company. Any such conduct shall be governed by any recoupment policy in place at the time such conduct occurred.

1.	Financial Restatements

a.

Application. This Section 1 applies to each (i) current and former “Section 16 officer” of the Company, as designated by the Company’s Board of Directors (the “Board”) from time to time for purposes of Section 16 of the Exchange Act, and (ii) each Company employee at the Vice President Level or higher (each, a “Designated Executive”).

b.	Triggering Event. This Section 1 shall apply if and to the extent:

i.

the payment or vesting of an Incentive Award (as defined in Section 5 below) held by a Designated Executive was based on the achievement of financial results that were subsequently the subject of a restatement of the financial statements of the Company or a subsidiary filed with the Securities and Exchange Commission; and

ii.

the amount received by the Designated Executive under the Incentive Award (the “Awarded Compensation”) exceeds the amount that should have been received based on the accounting restatement (the “Actual Compensation”); and

iii.	the Designated Executive’s acts or omissions resulted in or directly contributed to the material noncompliance with any financial reporting requirement under federal securities laws.

c.

Consequences. If this Section 1 applies, then to the fullest extent permitted by applicable law, if and to the extent directed by the Board’s Independent Directors in their sole discretion and consistent with their fiduciary duties, each Designated Executive who engaged in the conduct specified by Section (b)(iii) above shall repay or forfeit the excess of the Awarded Compensation over the Actual Compensation with respect to any Incentive Award paid or vested during the five (5) completed fiscal years immediately preceding the date that the Company is required to prepare a restatement of its previously issued financial statements to correct a material error.

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2.	Detrimental Activity

a.	Application. This Section 2 applies to all employees or former employees of the Company and its subsidiaries who receive or have received Incentive Awards (the “Key Employees”).

b.	Triggering Event. This Section 2 shall apply if:

i.

the Key Employee engages in Detrimental Activity (as defined in Section 4 below) during his or her employment with the Company and its subsidiaries, and the Company becomes aware of the Detrimental Activity either during (A) the Key Employee’s employment with the Company or any subsidiary, or (B) the two-year period following the termination of the Key Employee’s employment with the Company and its subsidiaries, or

ii.	the Key Employee engages in Detrimental Activity subsequent to his or her termination of employment with the Company and its subsidiaries, subject to applicable law.

c.

Consequences. If this Section 2 applies, then to the fullest extent permitted by applicable law, if and to the extent directed by the Board’s Independent Directors in their sole discretion and consistent with their fiduciary duties, the Key Employee shall:

1.	immediately forfeit all outstanding Incentive Awards then held by the Key Employee that have not yet been paid or exercised;

3.	Administration and Enforcement

a.

Administration. The Board’s Independent Directors (or a committee thereof) shall have full and final authority to make all determinations under this Recoupment Policy. Without limiting the preceding sentence, the Board’s Independent Directors shall have sole and absolute authority to determine, consistent with their fiduciary duties, whether the Recoupment Policy applies (and which provision or provisions of the Policy apply, if a Covered Employee’s acts or omissions are covered by more than one provision of this Recoupment Policy), whether to take action or not take action under the Recoupment Policy, the amount, if any, of compensation to be repaid or forfeited (which may be less than the full amount provided under this Recoupment Policy), and the method of enforcement. In this regard, the Board’s Independent Directors shall have no obligation to treat any Designated Executive or Key Employee (collectively, the “Covered Employees”) uniformly and instead may make determinations selectively among Covered Employees in their business judgment. All determinations and decisions made by the Board’s Independent Directors pursuant to the provisions of this policy shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, its stockholders and its employees.

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b.

Incorporation into Covered Agreements. Effective on or after the Settlement, each award agreement or other document setting forth the terms and conditions of Incentive Award or a Severance Program (collectively, a “Covered Agreement”) shall incorporate the terms and conditions of the Recoupment Policy by reference. In the event of any inconsistency between the provisions of the Policy and the applicable Covered Agreement, the terms of the Policy shall govern.

c.

Delay in Payment or Vesting Pending Investigation. To the fullest extent permitted by applicable law (including, without limitation, Section 409A of the Internal Revenue Code of 1986, as amended), the Board’s Independent Directors may, in their sole discretion, delay the vesting or payment of compensation under a Covered Agreement (“Covered Compensation”) to provide reasonable time to conduct or complete an investigation into whether this Recoupment Policy is applicable, and if so, how it should be enforced, under the circumstances. For the avoidance of doubt, the Company’s rights under this Recoupment Policy apply to all Covered Employees, without regard to whether any such Covered Employee is currently providing, or previously provided, services to the Company or a subsidiary.

d.

Reservation of Rights. The remedies specified in this Recoupment Policy shall not be exclusive and shall be in addition to every other right or remedy at law or in equity that may be available to the Company. The repayment or forfeiture of Covered Compensation pursuant to the Recoupment Policy shall not in any way limit or affect the Company’s right to pursue disciplinary action or dismissal, take legal action or pursue any other remedies available to the Company. Notwithstanding the foregoing, to the extent required by applicable law, any amount recoverable from a Covered Employee under Section 304 of the Sarbanes-Oxley Act of 2002 shall be credited against any amount recoverable from that employee under the Recoupment Policy.

e.

Set-Off. To the extent not prohibited under applicable law, the Company, in its sole and absolute discretion, will have the right to set off (or cause to be set off) any amounts otherwise due to a Covered Employee from the Company or any subsidiary in satisfaction of any repayment obligation of such Covered Employee hereunder, provided that any such amounts are exempt from, or set off in a manner intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

f.

Severability. If any provision of this Recoupment Policy is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law.

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g.

Waiver. The waiver by the Company or the Board’s Independent Directors with respect to compliance of any provision of this Recoupment Policy by a Covered Employee shall not operate or be construed as a waiver of any other provision of this Recoupment Policy, or of any subsequent acts or omissions by a Covered Employee under this Recoupment Policy.

4.	Definitions. Whenever the following terms are used in this Recoupment Policy, they shall have the meaning specified below

a.	“Detrimental Activity” means that the Board’s Independent Directors have determined that the Key Employee has:

i.

during his or her employment with the Company and its subsidiaries, engaged in misconduct, including a material violation of the written policies of the Company or otherwise, or engaged in criminal, dishonest, fraudulent or unlawful activity, in any event that caused (or would be likely to cause) material financial or reputational harm to the Company, a subsidiary or a business segment, including where the Key Employee failed to supervise other employees under his or her direct control who engaged in such behavior;

ii.

materially breached any agreement between the Key Employee and the Company or any of its subsidiaries, including, without limitation, non- competition, non-solicitation, confidentiality, ownership of works, cooperation, or similar agreements, while employed by the Company or a subsidiary or after termination of employment; or

iii.	materially breached his or her fiduciary duties of loyalty or care to the Company or its subsidiaries.

b.

Detrimental activity shall not include any acts or omissions performed by a Key Employee in the good faith belief that the act or omission was required pursuant to any law, regulation, or professional obligation, as determined by the Board’s Independent Directors.

c.

“Incentive Award” means any annual incentives, commissions, equity-based awards, stock options or other performance-based compensation paid by the Company; but shall not apply to any special or recognition-based bonuses, compensation, or any retention-based awards.

5.

Disclosure. The Company shall publicly disclose whether the Recoupment Policy has been triggered and any decisions made to recover or not to recover compensation under the Recoupment Policy, including the percentage of any recovered compensation.

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EXHIBIT 6

SURGALIGN HOLDINGS, INC.

POLICY REGARDING WHISTLEBLOWER COMPLAINTS

I.	INTRODUCTION

The purpose of this Policy Regarding Whistleblower Complaints (the “Policy”) is to promote compliance with applicable laws and regulations, accounting standards, accounting controls and audit practices by Surgalign Holdings, Inc. and its subsidiaries (“Surgalign” or “Company”) and all directors, officers and employees thereof, in order to preserve the reputation and integrity of Surgalign as well as all persons affiliated with it.

Surgalign encourages our directors, officers, and employees to bring forward ethical and legal violations or a reasonable belief that ethical and legal violations have occurred so that appropriate action may be taken to address and resolve the concern. Surgalign is committed to achieving compliance with all applicable laws and regulations, accounting standards, accounting controls and audit practices and views the reporting of possible ethical violations is an important tool to achieve this goal.

II.	APPLICABILITY

The Policy is applicable to all directors, officers, and employees of Surgalign, and the Company’s agents and advisors. The Policy applies to persons located in and outside the United States alike. If there are any questions regarding this Policy, additional guidance may be obtained from the Legal department.

III.	POLICY

Individual Responsibility

It is the responsibility of Surgalign’s directors, officers, and employees who become aware of or have reason to suspect activity that is criminal, potentially criminal, or in violation of this Code or Company policies to report such activity to the Company. Failure to make such a report is a violation of these standards and the Company’s directors, officers, and employees may be subject to disciplinary action up to and including termination with the Company, and/or possible civil or criminal liability/prosecution.

Anonymous Reporting

Any director, officer, or employee of the Company may submit a complaint regarding accounting, auditing, or any other matters to their manager or supervisor, any officer or member of the Surgalign Leadership Team, the Legal department, Human Resources, the Audit Committee, the Chief Compliance Officer, or the Compliance Operations Attorney, in addition to the Company’s Ethics and Compliance Hotline, which shall be maintained by a third-party. It is against Surgalign policy, as well as applicable law, to engage in retaliation of any kind for a complaint made in good faith. All complaints will be handled anonymously and in confidence to the extent possible. The number for the hotline is 1-855-231-0609 and the website is www.ethicspoint.surgalign.com.

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No Retaliation

It is illegal and against the Policy to retaliate against whistleblowers. Any form of retaliation against any of the Company’s personnel or business partner representative(s) who reports an actual or potential compliance matter in good faith is strictly prohibited. Any employee who commits or condones any form of retaliation against a person who has reported an alleged violation or who has participated in an investigation will be subject to disciplinary action up to, and including, termination.

Any business partner representative of the Company who commits or condones any form of retaliation against a person who has reported an alleged violation or who has participated in an investigation will be subject to appropriate action up to, and including, disaffiliation with the Company.

If an employee is subject to an adverse employment decision as a result of whistle blowing, the employee may file a complaint with the U.S. Department of Labor within 90 days of the alleged violation (a failure to report such claims within the 90-day window does not foreclose any other available legal remedy).

Recording and Maintaining Whistleblower Complaints

Surgalign shall maintain, or cause to be maintained, a log of whistleblower complaints, as well as the results of all investigations of complaints for a period of five (5) years. In connection with each annual audit, Surgalign will provide to its external auditor the log of whistleblower complaints and any investigation results.

Notice

Surgalign will post this Policy on the Company’s intranet and provide a copy to new employees during orientation.

External Reporting

Employees need not report concerns directly to the Company, and have the right to report concerns directly to the SEC, DOJ, and/or other applicable regulatory agencies (and have the right to hire their own lawyer to represent them in any such proceeding, at their own cost, if they so choose). In order to be entitled to a whistleblower bounty under SEC rules, the employee must, among other things, either report directly to the SEC or report to the SEC within 120 days after reporting the matter internally to the Company.

If a whistleblower brings his or her complaint to an outside regulator or other governmental entity, he or she will be protected by the terms of this Policy.

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Audit Committee and Board Responsibilities

The Company’s Audit Committee will oversee treatment of employee reports with respect to accounting and financial reporting matters, in consultation with and under the supervision of the Company’s General Counsel. Other reports shall be handled under the oversight of the Nominating and Governance Committee or other Board committee as appropriate, in consultation with and under the supervision of the General Counsel.

At each regularly-scheduled meeting of the appropriate committee of the Board, the Committee shall be provided with a summary of the types of complaints received, as well as any material information resulting from any internal investigation into such complaints, and will provide such information to the full Board as it deems appropriate.

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